Filed Pursuant to Rule 424(b)(5)
Registration No. 333-150675
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 16, 2008)
REGENERX BIOPHARMACEUTICALS, INC.
4,512,195 Shares of Common Stock
Warrants to Purchase 2,256,098 Shares of Common Stock
We are offering for sale up to 4,512,195 shares of our common stock and warrants to purchase up to 2,256,098 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of the warrants). The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.5 shares of common stock at an exercise price of $1.12 per share of common stock. We are offering the units at a negotiated price of $0.82 per unit. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately. The warrants will be exercisable on or after the date the warrants are issued and will expire on the fifth anniversary of the date the warrants are issued.
For a more detailed description of the warrants, see the section entitled “Description of the Securities We Are Offering” beginning on page S-22, and for a more detailed description of our common stock, see the section entitled “Description of Securities to be Registered—Common Stock” beginning on page 14 of the accompanying prospectus.
Our common stock is quoted on the NYSE Amex stock exchange under the symbol “RGN.” On September 29, 2009, the last reported sale price of our common stock on the NYSE Amex stock exchange was $1.12 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange.
We have retained Roth Capital Partners, LLC and Boenning & Scattergood, Inc. to act as exclusive placement agents in connection with this offering. See “Plan of Distribution” beginning on page S-24 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement.

	Per Unit	Total
Public offering price of units	$0.82	$3,700,000
Placement agency fees	$0.0574	$259,000
Proceeds, before expenses, to us	$0.7626	$3,441,000
Roth Capital Partners, LLC and Boenning & Scattergood, Inc. are acting as the placement agents in this offering. We estimate the total expenses of this offering, excluding the placement agency fees, will be approximately $200,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, the placement agency fees and net proceeds to us, if any, in this offering may be substantially less than the total offering amounts set forth above. We are not required to sell any specific number or dollar amount of the securities offered in this offering, but the placement agent will use its best efforts to arrange for the sale of all of the securities offered. We currently anticipate that closing of the sale of securities will take place on or about October 5, 2009.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners	Boenning & Scattergood
The date of this prospectus supplement is September 30, 2009.

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus, dated May 16, 2008, are part of a registration statement on Form S-3 (File No. 333-150675) that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying prospectus.
This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.
You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not, and the placement agents have not, authorized anyone to provide you with different information. No other dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any related free writing prospectus, or any sale of a security.
This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

i.

PROSPECTUS SUPPLEMENT SUMMARY
This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus supplement and prospectus, including our financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement, before making an investment decision. See the Risk Factors section of this prospectus supplement on page S-3 for a discussion of the risks involved in investing in our securities.
Our Business
We are a biopharmaceutical company focused on the discovery and development of novel molecules to promote tissue and organ repair. Currently, we have formulated three product candidates based on Thymosin beta 4, or Tβ4, a 43-amino acid peptide, that are in clinical development:
•	RGN-137, a topically applied gel for hard-to-heal chronic dermal wounds;

•	RGN-259, a sterile, preservative-free topical eye drop for ophthalmic wounds; and

•	RGN-352, a parenteral, or injectable, formulation for systemic delivery of Tβ4 to treat cardiovascular disease.
We are initially targeting our parenteral formulation for the treatment of patients with an acute myocardial infarction, or heart attack.
We have a fourth product candidate, known as RGN-457, in pre-clinical development. RGN-457 is an inhaled formulation of Tβ4 targeting cystic fibrosis and other pulmonary diseases.
During 2008, we sponsored five clinical trials under Investigational New Drug applications, or INDs, that had been cleared by the U.S. Food and Drug Administration, or FDA. These five trials included three Phase II dermal wound healing trials for RGN-137, a Phase II ophthalmic wound healing trial for RGN-259, and a Phase I clinical trial for RGN-352 in support of our cardiovascular clinical program. Sigma-Tau Pharmaceuticals, an international pharmaceutical company and an affiliate of Sigma-Tau Finanziaria S.p.A., who together with its affiliates comprise our largest stockholder group and is referred to herein as the Sigma-Tau Group, conducted and funded our Phase II clinical trial in Italy and Poland evaluating RGN-137 in the treatment of venous stasis ulcers.
In addition to the four pharmaceutical product candidates described above, we are pursuing the commercial development of active domains, or fragments, of Tβ4 for potential cosmeceutical use. These fragments are amino acid sequences within the Tβ4 molecule that have been shown to be biologically active separate and apart from Tβ4 in in vitro research sponsored by RegeneRx. We believe their activity may be useful in developing active ingredients for novel cosmeceutical products for the anti-aging market. To date, in vitro research has suggested that these fragments can suppress inflammation, accelerate the deposition of certain types of collagen, promote the production of elastin, and inhibit apoptosis, or programmed cell death, among other activities. We are currently working with a collaborator to develop cosmeceutical formulations and test the clinical activity of certain of these fragments. We have also applied for worldwide patents based on this research.
Unless the context indicates otherwise, as used in this prospectus supplement, the terms “RegeneRx,” “the Company,” “we,” “us” and “our” refer to RegeneRx Biopharmaceuticals, Inc., a Delaware corporation. We use RegeneRx and the RegeneRx logo as trademarks in the United States and other countries. All other trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners.
We were incorporated in Delaware in 1982 under the name Alpha 1 Biomedicals, Inc. In 2000, we changed our corporate name to RegeneRx Biopharmaceuticals, Inc. Our principal executive offices are located at 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814, and our main telephone number is (301) 280-1992. Our website is located on the world wide web at http://www.regenerx.com. We do not incorporate by reference into this prospectus supplement or the accompanying prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus supplement or the accompanying prospectus.
Recent Developments
In addition to the offering of securities by this prospectus supplement, on September 30, 2009, we entered into a securities purchase agreement with an affiliate of Sigma-Tau Group, our largest stockholder, with respect to the private placement of an additional 1,219,512 shares of our common stock at a price per share of $0.82, for gross proceeds of $1,000,000.  No placement agent fees are payable in connection with this transaction. In connection with this private placement, we have agreed to issue to the purchaser a warrant to purchase an additional 609,756 shares of common stock at an exercise price of $1.12 per share. The warrant will be exercisable beginning six months from the date of issuance and will expire on September 30, 2014. The completion of the private placement to the affiliate of Sigma-Tau Group is subject to the satisfaction of customary closing conditions, and we expect the offering to close during the week of October 5, 2009.

The Offering

Common stock offered by us	4,512,195 shares

Common stock to be outstanding after this offering (assuming no exercise of the warrants offered by us)	59,187,317 shares

Warrants offered by us	Warrants to purchase 2,256,098 shares of common stock. Each warrant may be exercised at any time on or after the date the warrants are issued until the fifth anniversary of the issuance of the warrants at an exercise price of $1.12 per share of common stock, subject to adjustment. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Use of proceeds	We intend to use the net proceeds from this offering for preclinical and clinical development of our drug candidates and for general corporate purposes, including working capital. In addition, we may use a portion of the proceeds to acquire drugs or drug candidates, technologies, businesses or other assets. See “Use of Proceeds” on page S-20.

Market for the common stock and warrants	Our common stock is quoted and traded on the NYSE Amex under the symbol “RGN.” However, there is no established public trading market for the offered warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange. The warrants are immediately separable from the common shares being offered as part of the units.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities.

NYSE Amex trading symbol for common stock	RGN
The number of shares of common stock to be outstanding after this offering as reflected in the table above is based on the actual number of shares outstanding as of June 30, 2009, which was 54,675,122, and does not include, as of that date:
•	4,882,939 shares of common stock issuable upon the exercise of outstanding options, with a weighted average exercise price of $1.54 per share;

•	5,512,248 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $2.64 per share;

•	1,582,061 shares of common stock reserved for future issuance under our Amended and Restated 2000 Stock Option and Incentive Plan; and

•	The issuance of any shares to be issued to an affiliate of Sigma-Tau Group, as described above in “Recent Developments.”
Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes such outstanding options and warrants to purchase shares of common stock and shares available for issuance.

RISK FACTORS
Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.
Risks Related to Our Liquidity and Need for Financing
Without giving effect to the expected net proceeds of this offering, we estimate that our current liquidity and capital resources are sufficient to fund our operations into early 2010. However, we will need substantial additional funds to expand operations, which we may not be able to raise on favorable terms, or at all.
In the first quarter of 2009, we reported on several trials in our clinical program: the results of a Phase II clinical trial evaluating our topical gel product candidate RGN-137 in patients with pressure ulcers; the results of a Phase II clinical trial evaluating our topical gel product candidate RGN-137 in patients with venous stasis ulcers; the results of a Phase I clinical trial evaluating our injectable product candidate RGN-352 in healthy volunteers; and the early termination of a Phase I clinical trial evaluating our ophthalmic product candidate RGN-259 due to data obtained under a compassionate IND indicating RGN-259’s positive effects on corneal wound healing. As of the date of this prospectus supplement, we are continuing to enroll patients in our Phase II clinical trial evaluating our topical gel product candidate RGN-137 in patients with epidermolysis bullosa, or EB, furthering our research with our peptide fragments targeting the cosmeceutical market and actively pursuing potential licensing partnerships for our other product candidates. As of the date of this prospectus supplement, without giving effect to the net proceeds we expect to receive in this offering, we believe we have sufficient liquidity and capital resources to fund our operations into early 2010. However, we will need substantial additional funds in order to initiate any further preclinical studies or clinical trials, and to fund our operations beyond early 2010. Accordingly, we need financing and are in the process of exploring various alternatives, including, without limitation, a public or private placement of our securities, debt financing or corporate collaboration and licensing arrangements or the sale of certain of our intellectual property rights.
A significant portion of our operating expenses are variable, as opposed to fixed costs. Accordingly, we believe that we have the ability to reduce costs to offset the results of a prolonged or severe economic downturn. Management has been closely monitoring expenditures and intends to restrict such expenditures to those expenses that are necessary to complete activities related to existing clinical trials, identifying additional sources of working capital and general administrative costs in support of these activities. We continue to actively seek new sources of working capital.
We have implemented a number of efforts to preserve our cash, including salary reductions for certain of our employees and reductions in non-employee director fees, and we obtained $600,000 in equity financing from an affiliate of Sigma-Tau Group, our largest stockholder group, during the second quarter of 2009. With our expected reduced monthly cash outflows and these additional funds, we believe that our cash and cash equivalents, which were approximately $2.9 million at June 30, 2009, will fund our operations into early 2010. Although we intend to continue to seek additional financing or a strategic partner, we may not be able to complete a financing or corporate transaction, either on favorable terms or at all. If we are unable to complete a financing or strategic transaction, we may not be able to continue as a going concern after our funds have been exhausted, and we could be required to take actions that may result in stockholders having little or no continuing interest in our assets, such as ceasing operations, seeking protection under the provisions of the U.S. Bankruptcy Code or liquidating and dissolving our company.
Our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement and involves risks and uncertainties, and actual results could vary as a result of a number of factors, including the factors discussed elsewhere in these risk factors. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we currently expect.
We are seeking to maximize the value of our assets and to address our liabilities and raise additional capital for our existing business. We are attempting to pursue asset out-licenses, asset sales, mergers or similar strategic transactions. There can be no assurance that we will be successful in executing a strategic transaction.
We are actively considering strategic alternatives with the goal of maximizing the value of our assets. In addition, we are considering restructuring alternatives, including business arrangements such as the out-licensing or sale of product candidates or our company as a whole. There are substantial challenges and risks which will make it difficult to successfully implement any of these opportunities before early 2010, after which we may not be able to fund our current operations without additional financing. Even if we determine to pursue one or more of these alternatives, we may be unable to do so on acceptable terms, if at all.

We have incurred losses since inception and expect to incur significant losses in the foreseeable future and may never become profitable.
We have incurred net operating losses every year since our inception in 1982. We believe these losses will continue for the foreseeable future, and may increase, as we pursue our product development efforts related to Tβ4. As of June 30, 2009, our accumulated deficit totaled $82.0 million and our cash and cash equivalents totaled $2.9 million.
We anticipate substantial and increasing operating losses over the next several years as we continue our research and development efforts and seek to obtain regulatory approval of our product candidates to make them commercially viable. Our ability to generate additional revenues and to become profitable will depend largely on our ability, alone or through the efforts of third-party licensees and collaborators, to efficiently and successfully complete the development of our product candidates, obtain necessary regulatory approvals for commercialization, scale-up commercial quantity manufacturing capabilities either internally or through third-party suppliers, and market our product candidates. There can be no assurance that we will achieve any of these objectives or that we will ever become profitable or be able to maintain profitability. Even if we do achieve profitability, we cannot predict the level of such profitability. If we sustain losses over an extended period of time and are not otherwise able to raise necessary funds to continue our development efforts and maintain our operations, we may be forced to cease operations.
The recent downturn in the U.S. economy and the recent pressure on capital markets increase the possibility of and may exacerbate the impact of any adverse effects on our financial position and business prospects. Continued economic adversity may lead to or accelerate a decrease in the trading price of our common stock and make it more difficult for us to raise capital, enter into collaborations or maintain our compliance with the minimum listing standards of the NYSE Amex stock exchange.
The recent downturn in the U.S. economy and the extraordinary pressure being placed on both debt and equity markets have led to significant retraction in U.S. businesses, sudden and severe decreases in the prices of U.S. equities generally and a severe shortage in available credit. These factors have made it more difficult, in general, for companies to expand or maintain their current operations and have increased the likelihood that certain companies will fail. Although we cannot say with certainty the impact the current economic crises has had on us to date or may have on us in the future, continued pressure on the U.S. economy and its capital markets may make it more difficult for us to raise capital or enter into collaborations or licensing relationships for purposes of developing our technology and/or increasing our liquidity. Any inability for us to raise capital or enter into strategic relationships, as a result of the economic downturn or otherwise, would make it more difficult or impossible for us to continue operations after early 2010. The economic downturn may also lead to or accelerate a decrease in the trading price of our common stock, which could make it more difficult for us to maintain compliance with certain continued listing requirements of the NYSE Amex exchange, including a market capitalization of at least $50 million, as described below.
If we are unable to successfully implement our cash preservation efforts, our business could be materially adversely affected.
We incurred a net loss of approximately $10.6 million for 2008 and $4.0 million for the six-month period ended June 30, 2009. In light of our current cash position, we have taken, and we plan to undertake, a number of actions intended to preserve our cash balances in 2009. In April 2009, we initiated activities to reduce monthly cash outflows, including salary reductions for certain of our employees, reductions in general and administrative expenses and reductions in non-employee director fees. If these reductions are not effectively managed, or if our management and key employees do not continue with us, we may experience unanticipated effects from these reductions causing harm to our business and our relationships with third parties.
We are currently not in compliance with NYSE Amex rules regarding the minimum shareholders’ equity requirement and are at risk of being delisted from the NYSE Amex stock exchange, which may subject us to the SEC’s penny stock rules and decrease the liquidity of our common stock. If our common stock is delisted, this would likely make capital raising efforts more difficult.
Because of our historical losses from operations, NYSE Amex rules require that we maintain a minimum shareholders’ equity of $6 million, unless our market capitalization exceeds $50 million. As of June 30, 2009, our total stockholders’ equity was $1.6 million, and our market capitalization was below $50 million. In April 2009, we received a notice from NYSE Amex indicating that we were below certain of the exchange’s continued listing standards.
In the second quarter of 2009, we submitted a plan of compliance to NYSE Amex that forecasted our ability to regain compliance with the listing standards by October 2010. NYSE Amex has accepted our compliance plan, which is subject to periodic review by NYSE Amex to determine whether we are making progress consistent with the plan. There can be no assurance that our plan will ultimately be successful, or that, if we are determined to not be making progress consistent with the plan, any appeals by us to the exchange would be successful.

If during the remediation period we fail to make substantial progress towards compliance, or at the conclusion of the remediation period we have not achieved compliance, we expect that our common stock would be delisted from the NYSE Amex exchange. Following any such delisting, our common stock may be traded over-the-counter on the OTC Bulletin Board or in the “pink sheets.” These alternative markets, however, are generally considered to be less efficient than, and not as broad as, the NYSE Amex exchange. Many OTC Bulletin Board and pink sheets stocks trade less frequently and in smaller volumes than securities traded on the NYSE Amex, which could have a material adverse effect on the liquidity of our common stock. If our common stock is delisted from NYSE Amex, there may be a limited market for our stock, trading in our stock may become more difficult and our share price could decrease even further. Specifically, you may not be able to resell your shares of common stock at or above the price you paid for such shares or at all.
In addition, if our common stock is delisted, our ability to raise additional capital may be impaired because of the less liquid nature of the OTC Bulletin Board and the pink sheets. While we cannot guarantee that we would be able to complete an equity financing on acceptable terms, or at all, we believe that dilution from any equity financing while our shares are quoted on the OTC Bulletin Board or the pink sheets would likely be substantially greater than if we were to complete the financing while our common stock is traded on the NYSE Amex exchange.
In the event our common stock is delisted, it may also become subject to penny stock rules. The SEC generally defines “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. We are not currently subject to the penny stock rules because our common stock qualifies for an exception to the SEC’s penny stock rules for companies that have an equity security that is quoted on an exchange. However, if we were delisted, our common stock would become subject to the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell our common stock. If our common stock were considered penny stock, the ability of broker-dealers to sell our common stock and the ability of our stockholders to sell their shares in the secondary market would be limited and, as a result, the market liquidity for our common stock may be adversely affected. We cannot assure you that trading in our securities will not be subject to these or other regulations in the future.
In addition to our current operational requirements, we will need substantial additional capital to develop our product candidates and for our future operations. If we are unable to obtain such funds when needed, we may have to delay, scale back or terminate our product development efforts or our business.
Beyond our current liquidity needs, we anticipate that substantial new capital resources will be required to continue our independent product development efforts, including any and all follow-on trials that will result from our current clinical programs, and to scale up manufacturing processes for our product candidates. The actual amount of funds that we will need will be determined by many factors, some of which are beyond our control. These factors include, without limitation:
•	the scope of our clinical trials, which is significantly influenced by the quality of clinical data achieved as trials are completed and the requirements established by regulatory authorities;

•	the speed with which we complete our clinical trials, which depends on our ability to attract and enroll qualifying patients and the quality of the work performed by our clinical investigators;

•	the time required to prosecute, enforce and defend our intellectual property rights, which depends on evolving legal regimes and infringement claims that may arise between us and third parties;

•
the ability to manufacture at scales sufficient to supply commercial quantities of any of our product candidates that receive regulatory approval, which may require levels of effort not currently anticipated; and

•
the successful commercialization of our product candidates, which will depend on our ability to either create or partner with an effective commercialization organization and which could be delayed or prevented by the emergence of equal or more effective therapies.

Potential sources of outside capital include entering into strategic business relationships, public or private sales of shares of our capital stock, or the issuance of debt, or other similar financial instruments. We do not have any committed sources of outside capital at this time, and there can be no assurance that we will be able to obtain further capital in sufficient amounts, or on acceptable terms, or in the timeframe needed to ensure the uninterrupted execution of our business strategy.
Emerging biotechnology companies like us may raise capital by licensing intellectual property rights to other biotechnology or pharmaceutical enterprises. We intend to pursue this strategy, but there can be no assurance that we will be able to license our intellectual property or product development programs on commercially reasonable terms, if at all. If we are successful in raising additional capital through such a license, we may have to give up valuable short- and/or long-term rights to our intellectual property. In addition, the business priorities of the strategic partner may change over time, which creates the possibility that the interests of the strategic partner in developing our technology may diminish, which could have a potentially material negative impact on the value of our interest in the licensed intellectual property or product candidates.
In addition, if we raise funds by selling shares of our common stock or securities exercisable for or convertible into our common stock, the ownership interest of our existing stockholders may be significantly diluted. If additional funds are raised through the issuance of preferred stock or debt securities, these securities are likely to have rights, preferences and privileges senior to our common stock and may involve significant fees, interest expense, restrictive covenants or the granting of security interests in our assets.
Our failure to successfully address ongoing liquidity requirements would have a material negative impact on our business, including the possibility of surrendering our rights to some technologies or product opportunities, delaying our clinical trials, or ceasing our operations.
Risks Related to Our Business and Operations
Our business prospects are difficult to evaluate because we are developing complex and novel medical product candidates.
Since our product candidates rely on complex technologies, it may be difficult for you to assess our growth, licensing and earnings potential. It is likely we will face many of the difficulties that companies developing new biological or pharmaceutical technologies often face. These include, among others:
•	limited financial resources;

•	developing novel, commercial-grade drug substances;

•	testing and evaluating a new chemical entity and its effects in highly-complex biological systems;

•	marketing new products for which a market is not yet established and may never become established;

•	challenges related to the approval and acceptance of drug candidates by United States federal and international regulatory authorities;

•	delays inherent in the execution of clinical trials;

•	high product development costs that result from all of these factors;

•	competition from other therapies and drug candidates promoted by entities with significantly more capital resources and marketing expertise than us; and

•	difficulty recruiting qualified employees for management and other positions.
We will likely face these and other difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these difficulties as they arise, our future results of operations and business prospects will be negatively affected. We cannot be certain that our product candidates will prove safe and efficacious, that our business strategies will be successful or that we will successfully address any and all problems that may arise.
We may not successfully establish and maintain development and testing relationships with third-party service providers and collaborators, which could adversely affect our ability to develop our product candidates.
We have only limited resources, experience with and capacity to conduct requisite testing and clinical trials of our drug candidates. As a result, we rely and expect to continue to rely on third-party service providers and collaborators, including corporate partners, licensors and contract research organizations, or CROs, to perform a number of activities relating to the development of our drug candidates, including the design and conduct of clinical trials, and potentially the obtaining of regulatory approvals. For example, we currently rely on several third-party contractors to manufacture and formulate Tβ4 into the product candidates used in our clinical trials, develop assays to assess Tβ4’s effectiveness in complex biological systems, recruit clinical investigators and sites to participate in our trials, manage the clinical trial process and collect, evaluate and report clinical results.
We may not be able to maintain or expand our current arrangements with these third parties or maintain such relationships on favorable terms. Our agreements with these third parties may also contain provisions that restrict our ability to develop and test our product candidates or that give third parties rights to control aspects of our product development and clinical programs. In addition, conflicts may arise with our collaborators, such as conflicts concerning the interpretation of clinical data, the achievement of milestones, the interpretation of financial provisions or the ownership of intellectual property developed during the collaboration. If any conflicts arise with our existing or future collaborators, they may act in their self-interest, which may be adverse to our best interests. Any failure to maintain our collaborative agreements and any conflicts with our collaborators could delay or prevent us from developing our product candidates. We and our collaborators may fail to develop products covered by our present and future collaborations if, among other things:
•	we do not achieve our objectives under our collaboration agreements;

•	we or our collaborators are unable to obtain patent protection for the products or proprietary technologies we develop in our collaborations;

•	we are unable to manage multiple simultaneous product development collaborations;

•	our collaborators become competitors of ours or enter into agreements with our competitors;

•	we or our collaborators encounter regulatory hurdles that prevent commercialization of our product candidates; or

•	we develop products and processes or enter into additional collaborations that conflict with the business objectives of our other collaborators.
We also have less control over the timing and other aspects of our clinical trials than if we conducted the monitoring and supervision entirely on our own. Third parties may not perform their responsibilities for our clinical trials on our anticipated schedule or consistent with a clinical trial protocol or applicable regulations. We also rely on clinical research organizations to perform much of our data management and analysis. They may not provide these services as required or in a timely manner. If any of these parties do not meet deadlines or follow proper procedures, including procedures required by law, the pre-clinical studies and clinical trials may take longer than expected, may be delayed or may be terminated, which would have a materially negative impact on our product development efforts. If we were forced to find a replacement entity to perform any of our pre-clinical studies or clinical trials, we may not be able to find a suitable entity on favorable terms or at all. Even if we were able to find a replacement, resulting delays in the tests or trials may result in significant additional expenditures and delays in obtaining regulatory approval for drug candidates, which could have a material adverse impact on our results of operations and business prospects.

We are subject to intense government regulation and we may not receive regulatory approvals for our new drug candidates.
Our product candidates will require regulatory approvals prior to sale. In particular, therapeutic agents are subject to stringent approval processes, prior to commercial marketing, by the FDA and by comparable agencies in most foreign countries. The process of obtaining FDA and corresponding foreign approvals is costly and time-consuming, and we cannot assure you that such approvals will be granted. Also, the regulations we are subject to change frequently and such changes could cause delays in the development of our product candidates. In addition, the timing of clinical trials necessary for FDA approval is dependent on, among other things, FDA and investigational review board, or IRB reviews, clinical site approvals, successful manufacturing of clinical materials, sufficient funding, eligible patient enrollment and other factors outside of our control. There can be no assurance that our clinical trials will in fact demonstrate, to the satisfaction of the FDA and others, that our product candidates are sufficiently safe or effective. The FDA or we may also restrict or suspend our clinical trials at any time if either believes that we are exposing the subjects participating in the trials to unacceptable health risks.
As a consequence, we may need to perform more or larger clinical trials than planned, for reasons such as:
•	the FDA or other health regulatory authorities, or IRBs, do not approve a clinical trial protocol or place a clinical trial on hold;

•	suitable patients do not enroll in a clinical trial in sufficient numbers or at the expected rate, or data is adversely affected by trial conduct or patient drop out;

•
patients experience serious adverse events, including adverse side effects of our drug candidates, for a variety of reasons that may or may not be related to our product candidates, including the advanced stage of their disease and other medical problems;

•	patients in the placebo or untreated control group exhibit greater than expected improvements or fewer than expected adverse events;

•
third-party clinical investigators do not perform the clinical trials on the anticipated schedule or consistent with the clinical trial protocol and good clinical practices, or other third-party organizations do not perform data collection and analysis in a timely or accurate manner;

•	service providers, collaborators or co-sponsors do not adequately perform their obligations in relation to the clinical trial or cause the trial to be delayed or terminated;

•	regulatory inspections of manufacturing facilities, which may, among other things, require us or a co-sponsor to undertake corrective action or suspend the clinical trials;

•	the interim results of the clinical trial are inconclusive or negative;

•	the clinical trial, although approved and completed, generates data that is not considered by the FDA or others to be sufficient to demonstrate safety and efficacy; and

•	changes in governmental regulations or administrative actions affect the conduct of the clinical trial or the interpretation of its results.
Any failure to obtain or any delay in obtaining regulatory approvals would have a material adverse impact on our ability to develop and commercialize our product candidates.

Mauro Bove, a member of our Board, is also a director and officer of Sigma-Tau Finanziaria S.p.A, which together with its affiliates comprise our largest stockholder group, a relationship which could give rise to a conflict of interest involving Mr. Bove.
Mauro Bove, a member of our Board of Directors, is also a director and officer of Sigma-Tau Finanziaria S.p.A, who with its affiliated entities are collectively our largest stockholder group. Sigma-Tau Pharmaceuticals is also our strategic partner in Europe with respect to the development of certain of our drug candidates. During 2008, we issued shares of common stock and common stock warrants to affiliates of Sigma-Tau in two private placement financing transactions, but we retained the right to repurchase some of these shares under certain circumstances. In April 2009, we sold common stock and warrants for $600,000 in gross proceeds to an affiliate of Sigma-Tau. Also, as described in “Recent Developments,” we have entered into a securities purchase agreement with an affiliate of Sigma-Tau, to sell an additional 1,219,512 shares of our common stock at a price per share of $0.82, and warrants to purchase an additional 609,756 shares of common stock at an exercise price of $1.12 per share, for gross proceeds of $1,000,000. We expect this transaction to close in October 2009.
We have licensed certain rights to our product candidates generally for the treatment of dermal and internal wounds, to Defiante Farmaceutica S.p.A., a wholly-owned subsidiary of Sigma-Tau, in Europe. Under the license agreement, upon the completion of a Phase II clinical trial of either of these product candidates that yields positive results in terms of clinical efficacy and safety, Defiante is obligated to either make a $5 million milestone payment to us or to initiate and fund a pivotal Phase III clinical trial of the product candidate. As described in our periodic reports incorporated by reference into this prospectus supplement, we have recently completed two Phase II clinical trials of RGN-137 in the treatment of pressure ulcers and venous stasis ulcers. However, due to the lack of statistical significance of the reported efficacy results, we cannot assure you that the results of these trials will be sufficient to trigger the milestone obligation described above, and there can be no assurance that we will ever receive this payment or be able to initiate a pivotal Phase III clinical trial of RGN-137 under this provision. As a result of Mr. Bove’s relationship with Sigma-Tau, there could be a conflict of interest between Mr. Bove and our stockholders other than Sigma-Tau with respect to these and other agreements and circumstances that may require the exercise of the Board’s discretion with respect to Sigma-Tau. Any decision in the best interests of Sigma-Tau may not be in the best interest of our other stockholders.
We are heavily reliant on our license from the National Institutes of Health for the rights to Tß4, and any loss of these rights would adversely affect our business.
We have received an exclusive worldwide license to intellectual property discovered at the National Institutes of Health, or NIH, pertaining to the use of Tß4 in wound healing and tissue repair. The intellectual property rights from this license form the basis for our current commercial development focus with Tß4. This license terminates upon the last to expire of the patent applications that are filed in connection with the license. This license requires us to pay a minimum annual royalty to the NIH, regardless of the success of our product development efforts, plus certain other royalties upon the sale of products created by the intellectual property granted under the license. We rely on this license for a significant portion of our business. This license may be terminated for a number of reasons, including non-payment of the royalty or lack of continued product development, among others. While to date we believe that we have complied with all requirements to maintain the license, the loss of this license would have a material adverse effect on our business and business prospects and may require us to cease development of our current line of Tß4-based product candidates.
All of our drug candidates are based on a single compound that has yet to be proven effective in human subjects.
Our current primary business focus is the development of Tβ4, and its analogues, derivatives and fragments, for the treatment of non-healing wounds and other conditions. While we have in the past explored and may in the future explore the use of other compounds for the treatment of other medical conditions, we presently have no immediate plans to develop products for such purposes. Unlike many pharmaceutical companies that have a number of unique chemical entities in development, we are dependent on a single molecule, formulated for different administrations, for our potential commercial success. As a result, any common safety or efficacy concerns for Tβ4-based products that cross formulations would have a much greater impact on our business prospects than if our product pipeline were more diversified.

Our drug candidates are still in research and development, and we do not expect them to be commercially available for the foreseeable future, if at all. Only a small number of research and development programs ultimately result in commercially successful drugs. Potential products that appear to be promising at early stages of development may not reach the market for a number of reasons. These include the possibility that the potential products may:
•	be found ineffective or cause harmful side effects during pre-clinical studies or clinical trials;

•	fail to receive necessary regulatory approvals;

•	be precluded from commercialization by proprietary rights of third parties;

•	be difficult to manufacture on a large scale; or

•	be uneconomical or otherwise fail to achieve market acceptance.
If any of these potential problems occurs, we may never successfully market Tβ4-based products.
We have no manufacturing or formulation capabilities and are dependent upon third-party suppliers to provide us with our product candidates. If these suppliers do not manufacture our product candidates in sufficient quantities, at acceptable quality levels and at acceptable cost, or if we are unable to identify suitable replacement suppliers if needed, our clinical development efforts could be delayed, prevented or impaired.
We do not own or operate manufacturing facilities and have little experience in manufacturing pharmaceutical products. We currently rely, and expect to continue to rely, primarily on one of the leading peptide manufacturers to supply us with Tβ4 for further formulation into our product candidates. We have engaged three separate smaller drug formulation contractors for the formulation of clinical grade product candidates, one each for RGN-137, RGN-259 and RGN-352. We currently do not have an alternative source of supply for either Tβ4 or the individual drug candidates. If these suppliers, together or individually, are not able to supply us with either Tβ4 or individual product candidates on a timely basis, in sufficient quantities, at acceptable levels of quality and at a competitive price, or if we are unable to identify a replacement manufacturer to perform these functions on acceptable terms as needed, our development programs could be seriously jeopardized.
The risks of relying solely on single suppliers for our product candidates include:
•	Their respective abilities to ensure quality and compliance with regulations relating to the manufacture of pharmaceuticals;

•	Their manufacturing capacity may not be sufficient or available to produce the required quantities of our product candidates based on our planned clinical development schedule, if at all;

•	They may not have access to the capital necessary to expand their manufacturing facilities in response to our needs;

•	Commissioning replacement suppliers would be difficult and time-consuming;

•
Individual suppliers may have used substantial proprietary know-how relating to the manufacture of our product candidates and, in the event we must find a replacement or supplemental supplier, our ability to transfer this know-how to the new supplier could be an expensive and/or time-consuming process;

•	An individual supplier may experience events, such as a fire or natural disaster, that force it to stop or curtail production for an extended period;

•	An individual supplier could encounter significant increases in labor, capital or other costs that would make it difficult for them to produce our products cost-effectively; or

•
An individual supplier may not be able to obtain the raw materials or validated drug containers in sufficient quantities, at acceptable costs or in sufficient time to complete the manufacture, formulation and delivery of our product candidates.

If any of our key employees discontinue their services with us, our efforts to develop our business may be delayed.
We are highly dependent on the principal members of our management team. The loss of our chairman and chief scientific advisor, Allan Goldstein, or our chief executive officer, J.J. Finkelstein, could prevent or significantly delay the achievement of our goals. We have employment agreements with Dr. Goldstein and Mr. Finkelstein. As described in our periodic filings that are incorporated by reference into this prospectus supplement, we have initiated salary reductions for our employees, including Dr. Goldstein and Mr. Finkelstein. However, we cannot assure you that such agreements would prevent them from terminating their employment with or without good reason, and they, or other key employees, may elect to terminate their employment as a result of recent salary reductions or for other reasons. In addition, we do not maintain a key man life insurance policy with respect to Dr. Goldstein or Mr. Finkelstein. In the future, we anticipate that we may need to add additional management and other personnel. Competition for qualified personnel in our industry is intense, and our success will depend in part on our ability to attract and retain highly skilled personnel. We cannot assure you that our efforts to attract or retain such personnel will be successful.
We are subject to intense competition from companies with greater resources and more mature products, which may result in our competitors developing or commercializing products before or more successfully than we do.
We are engaged in a business that is highly competitive. Research and development activities for the development of drugs to treat indications within our focus are being sponsored or conducted by private and public research institutions and by major pharmaceutical companies located in the United States and a number of foreign countries. Most of these companies and institutions have financial and human resources that are substantially greater than our own, and they have extensive experience in conducting research and development activities and clinical trials and in obtaining the regulatory approvals necessary to market pharmaceutical products that we do not have. As a result, they may develop competing products more rapidly that are safer, more effective, or have fewer side effects, or are less expensive, or they may develop and commercialize products that render our product candidates non-competitive or obsolete.
With respect to wound healing, Johnson & Johnson is marketing Regranex™ for this purpose in patients with diabetic foot ulcers. Other companies, such as Novartis, are developing and marketing artificial skins, which could compete with our product candidates in certain wound healing areas. Moreover, wound healing is a large and highly fragmented marketplace attracting many companies, large and small, to develop products for treating acute and chronic wounds, including, for example, honey-based ointments and low frequency cavitational ultrasound. Additionally, most large pharmaceutical companies and many smaller biomedical companies are vigorously pursuing therapeutics to treat patients after heart attacks and other cardiovascular indications.
We face the risk of product liability claims, which could adversely affect our business and financial condition.
We may be subject to product liability claims as a result of our testing, manufacturing, and marketing of drugs. In addition, the use of our product candidates, when and if developed and sold, will expose us to the risk of product liability claims. Product liability may result from harm to patients using our product candidates, such as a complication that was either not communicated as a potential side effect or was more extreme than anticipated. We require all patients enrolled in our clinical trials to sign consents, which explain various risks involved with participating in the trial. However, patient consents provide only a limited level of protection, and it may be alleged that the consent did not address or did not adequately address a risk that the patient suffered. Additionally, we will generally be required to indemnify our clinical product manufacturers, clinical trial centers, medical professionals and other parties conducting related activities in connection with losses they may incur through their involvement in the clinical trials.
Our ability to reduce our liability exposure for human clinical trials and commercial sales, if any, of Tβ4 is dependent in part on our ability to obtain sufficient product liability insurance or to collaborate with third parties that have adequate insurance. Although we intend to obtain and maintain product liability insurance coverage, we cannot guarantee that product liability insurance will continue to be available to us on acceptable terms, or at all, or that its coverage will be sufficient to cover all claims against us. A product liability claim, even one without merit or for which we have substantial coverage, could result in significant legal defense costs, thereby potentially exposing us to expenses significantly in excess of our revenues.

Governmental and third-party payers may subject any product candidates we develop to sales and pharmaceutical pricing controls that could limit our product revenues and delay profitability.
The successful commercialization of our product candidates will likely depend on our ability to obtain reimbursement for the cost of the product and treatment. Government authorities, private health insurers and other organizations, such as health maintenance organizations, are increasingly seeking to lower the prices charged for medical products and services. Also, the trend toward managed health care in the United States, the growth of healthcare maintenance organizations, and legislative proposals to reform healthcare and government insurance programs could have a significant influence on the purchase of healthcare services and products, resulting in lower prices and reducing demand for our product candidates. The cost containment measures that healthcare providers are instituting and any healthcare reform could reduce our ability to sell our product candidates and may have a material adverse effect on our operations. We cannot assure you that reimbursement in the United States or foreign countries will be available for any of our product candidates, that any reimbursement granted will be maintained, or that limits on reimbursement available from third-party payors will not reduce the demand for, or the price of, our product candidates. The lack or inadequacy of third-party reimbursements for our product candidates would decrease the potential profitability of our operations. We cannot forecast what additional legislation or regulation relating to the healthcare industry or third-party coverage and reimbursement may be enacted in the future, or what effect the legislation or regulation would have on our business.
Clinical trials could be delayed or fail to show efficacy, resulting in additional cost or failure to commercialize our technology platform.
All of our drug candidates are currently in the clinical stage and we cannot be certain that a collaborator or we will successfully complete the clinical trials necessary to receive regulatory product approvals. This process is lengthy, unpredictable and expensive. To obtain regulatory approvals, a collaborator or we must ultimately demonstrate to the satisfaction of the FDA and others that our product candidates are sufficiently safe and effective for their proposed use. Many factors, known and unknown, can adversely impact clinical trials and the ability to evaluate a product candidate’s safety and efficacy, including unexpected delays in the initiation of clinical sites, slower than projected enrollment, competition with ongoing clinical trials and scheduling conflicts with participating clinicians, regulatory requirements, limits on manufacturing capacity and failure of a product candidate to meet required standards for administration to humans. Such factors may have a negative impact on our business by making it difficult to advance product candidates or by reducing or eliminating their potential or perceived value. Further, if we are forced to contribute greater financial and clinical resources to a study, valuable resources will be diverted from other areas of our business.
Clinical trials for product candidates such as ours are often conducted with patients who have more advanced forms of a particular condition and/or other unrelated conditions. For example, in clinical trials for our lead product candidate RGN-137, we have studied patients who are not only suffering from chronic epidermal wounds but are also older and much more likely to have other serious adverse conditions. During the course of treatment with our product candidates, patients could die or suffer other adverse events for reasons that may or may not be related to the drug candidate being tested. Furthermore, and as a consequence of all of our drug candidates being based on Tβ4, cross-over risk exists such that a patient in one trial may be adversely impacted by one drug candidate, and that adverse event may have implications for our other trials and other drug candidates. However, even if unrelated to our product candidates, such adverse events can nevertheless negatively impact our clinical trials, and our business prospects would suffer.
Our ability to complete clinical trials depends on many factors, including obtaining adequate clinical supplies and having a sufficient rate of patient recruitment. For example, patient recruitment is a function of many factors, including the size of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the perceptions of investigators and patients regarding safety, and the availability of other treatment options. Even if patients are successfully recruited, we cannot be sure they will complete the treatment process. Delays in patient enrollment or treatment in clinical trials may result in increased costs, program delays, or failure, any of which can substantially affect our business or perceived value.
If we fail to complete or if we experience material delays in completing our clinical trials as currently planned, or we otherwise fail to commence or complete, or experience delays in, any of our other present or planned clinical trials, including as a result of the actions of third parties upon which we rely for these functions, our ability to conduct our business as currently planned could materially suffer. Development costs will increase if we experience any future delays in our clinical trials or if we need to perform more or larger clinical trials than we currently plan. If the delays or costs are significant, our financial results and our ability to commercialize our product candidates will be adversely affected.

We have no marketing experience, sales force or distribution capabilities. If our product candidates are approved, and we are unable to recruit key personnel to perform these functions, we may not be able to commercialize them successfully.
Although we do not currently have any marketable products, our ability to produce revenues ultimately depends on our ability to sell our product candidates if and when they are approved by the FDA and other regulatory authorities. We currently have no experience in marketing or selling pharmaceutical products and we do not have a marketing and sales staff or distribution capabilities. Developing a marketing and sales force is also time-consuming and could delay the launch of new products or expansion of existing product sales. In addition, we will compete with many companies that currently have extensive and well-funded marketing and sales operations. If we fail to establish successful marketing and sales capabilities or fail to enter into successful marketing arrangements with third parties, our ability to generate revenues will suffer.
Even if approved for marketing, our technologies and product candidates are unproven and they may fail to gain market acceptance.
Our drug candidates, which are all based on the molecule Tβ4, are new and rapidly evolving and have not been shown to be effective on a widespread basis. Our product candidates, and the technology underlying them, are new and unproven and there is no guarantee that health care providers or patients will be interested in our product candidates even if they are approved for use. Our success will depend in part on our ability to demonstrate sufficient clinical benefits, reliability, safety, and cost effectiveness of our product candidates and technology relative to other approaches, as well as on our ability to continue to develop our product candidates to respond to competitive and technological changes. If the market does not accept our product candidates, when and if we are able to commercialize them, then we may never become profitable. Factors that could delay, inhibit or prevent market acceptance of our product candidates may include:
•	the timing and receipt of marketing approvals;

•	the safety and efficacy of the products;

•	the emergence of equivalent or superior products;

•	the cost-effectiveness of the products; and

•	ineffective marketing.
It is difficult to predict the future growth of our business, if any, and the size of the market for our product candidates because the markets and technologies are continually evolving. There can be no assurance that our technologies and product candidates will prove superior to technologies and products that may currently be available or may become available in the future or that our technologies or research and development activities will result in any commercially profitable products.
Our technologies and product candidates may have unacceptable side effects that could delay or prevent product approval.
Possible side effects of therapeutic technologies may be serious and life threatening. The occurrence of any unacceptable side effects with our product candidates, during or after pre-clinical studies and clinical trials, or the perception or possibility that our product candidates cause or could cause such side effects, could delay or prevent approval of our product candidates and negatively impact our business.
Our suppliers may use hazardous and biological materials in their businesses. Any claims relating to improper handling, storage or disposal of these materials could be time-consuming and costly to us, and we are not insured against such claims.
Our product candidates and processes involve the controlled storage, use and disposal by our suppliers of certain hazardous and biological materials and waste products. We and our suppliers and other collaborators are subject to federal, state and local regulations governing the use, manufacture, storage, handling and disposal of materials and waste products. Even if we and these suppliers and collaborators comply with the standards prescribed by law and regulation, the risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of an accident, we could be held liable for any damages that result, and we do not carry insurance for this type of claim. We may also incur significant costs to comply with current or future environmental laws and regulations.

If we enter markets outside the United States our business will be subject to political, economic, legal and social risks in those markets, which could adversely affect our business.
There are significant regulatory and legal barriers to entering markets outside the United States that we must overcome if we seek regulatory approval to market our product candidates in countries other than the United States. We would be subject to the burden of complying with a wide variety of national and local laws, including multiple and possibly overlapping and conflicting laws. We also may experience difficulties adapting to new cultures, business customs and legal systems. Any sales and operations outside the United States would be subject to political, economic and social uncertainties including, among others:
•	changes and limits in import and export controls;

•	increases in custom duties and tariffs;

•	changes in currency exchange rates;

•	economic and political instability;

•	changes in government regulations and laws;

•	absence in some jurisdictions of effective laws to protect our intellectual property rights; and

•	currency transfer and other restrictions and regulations that may limit our ability to sell certain product candidates or repatriate profits to the United States.
Any changes related to these and other factors could adversely affect our business if and to the extent we enter markets outside the United States.
Risks Related To Our Intellectual Property
If we are not able to maintain adequate patent protection for our product candidates, we may be unable to prevent our competitors from using our technology or technology that we license.
Our success will depend in substantial part on our ability to obtain, defend and enforce patents, maintain trade secrets and operate without infringing upon the proprietary rights of others, both in the United States and abroad. Pursuant to an exclusive worldwide license from the NIH, we have exclusive rights under a patent application filed by the NIH for the use of Tβ4 in the treatment of non-healing wounds. While this patent has issued in certain countries, we cannot guarantee whether or when the patent will be issued or the scope of the patent issued in other countries. We have attempted to create a substantial intellectual property portfolio, submitting patent applications for various compositions of matter, methods of use and fragments and derivatives of Tβ4. We have also in-licensed other intellectual property rights from third parties that could be subject to the same risks as our own patents. If any of these patent applications do not issue, or do not issue in certain countries, or are not enforceable, the ability to commercialize Tβ4 in various medical indications could be substantially limited or eliminated.
In addition, the patent positions of the technologies being developed by us and our collaborators involve complex legal and factual uncertainties. As a result, we cannot assure you that any patent applications filed by us, or by others under which we have rights, will result in patents being issued in the United States or foreign countries. In addition, there can be no assurance that (i) any patents will be issued from any pending or future patent applications of ours or our collaborators; (ii) the scope of any patent protection will be sufficient to provide us with competitive advantages; (iii) any patents obtained by us or our collaborators will be held valid if subsequently challenged; or (iv) others will not claim rights in or ownership of the patents and other proprietary rights we or our collaborators may hold. Unauthorized parties may try to copy aspects of our product candidates and technologies or obtain and use information we consider proprietary. Policing the unauthorized use of our proprietary rights is difficult. We cannot guarantee that no harm or threat will be made to our or our collaborators’ intellectual property. In addition, changes in, or different interpretations of, patent laws in the United States and other countries may also adversely affect the scope of our patent protection and our competitive situation.
Due to the significant time lag between the filing of patent applications and the publication of such patents, we cannot be certain that our licensors were the first to file the patent applications we license or, even if they were the first to file, also were the first to invent, particularly with regards to patent rights in the United States. In addition, a number of pharmaceutical and biotechnology companies and research and academic institutions have developed technologies, filed patent applications or received patents on various technologies that may be related to our operations. Some of these technologies, applications or patents may conflict with our or our licensors’ technologies or patent applications. A conflict could limit the scope of the patents, if any, that we or our licensors may be able to obtain or result in denial of our or our licensors’ patent applications. If patents that cover our activities are issued to other companies, we may not be able to develop or obtain alternative technology.
Additionally, there is certain subject matter that is patentable in the United States but not generally patentable outside of the United States. Differences in what constitutes patentable subject matter in various countries may limit the protection we can obtain outside of the United States. For example, methods of treating humans are not patentable in many countries outside of the United States. These and other issues may prevent us from obtaining patent protection outside of the United States, which would have a material adverse effect on our business, financial condition and results of operations.

Changes to U.S. patent laws could materially reduce any value our patent portfolio may have.
The value of our patents depends in part on their duration. A shorter period of patent protection could lessen the value of our rights under any patents that may be obtained and may decrease revenues derived from its patents. For example, the United States patent laws were previously amended to change the term of patent protection from 17 years following patent issuance to 20 years from the earliest effective filing date of the application. Because the time from filing to issuance of biotechnology applications may be more than three years depending on the subject matter, a 20-year patent term from the filing date may result in substantially shorter patent protection. Future changes to patent laws could shorten our period of patent exclusivity and may decrease the revenues that we might derive from the patents and the value of our patent portfolio.
We may not have adequate protection for our unpatented proprietary information, which could adversely affect our competitive position.
In addition to our patents, we also rely on trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain our competitive position. However, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose our technology. To protect our trade secrets, we may enter into confidentiality agreements with employees, consultants and potential collaborators. However, we may not have such agreements in place with all such parties and, where we do, these agreements may not provide meaningful protection of our trade secrets or adequate remedies in the event of unauthorized use or disclosure of such information. Also, our trade secrets or know-how may become known through other means or be independently discovered by our competitors. Any of these events could prevent us from developing or commercializing our product candidates.
We may be subject to claims that we or our employees have wrongfully used or disclosed alleged trade secrets of former employers.
As is commonplace in the biotechnology industry, we employ now, and may hire in the future, individuals who were previously employed at other biotechnology or pharmaceutical companies, including competitors or potential competitors. Although there are no claims currently pending against us, we may be subject to claims that we or certain employees have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and would be a significant distraction to management.
Risks Related To Our Common Stock
Our common stock price is volatile, our stock is highly illiquid, and any investment in our securities could decline substantially in value.
For the period from January 1, 2008 through September 29, 2009, our closing stock price has ranged from $0.42 to $1.92 with an average daily trading volume of approximately 45,000 shares. In light of our small size and limited resources, as well as the uncertainties and risks that can affect our business and industry, our stock price is expected to continue to be highly volatile and can be subject to substantial drops, with or even in the absence of news affecting our business. The following factors, in addition to the other risk factors described in this prospectus supplement, and the potentially low volume of trades in our common stock, may have a significant impact on the market price of our common stock, some of which are beyond our control:
•	results of pre-clinical studies and clinical trials;

•	commercial success of approved products;

•	corporate partnerships;

•	technological innovations by us or competitors;

•	changes in laws and government regulations both in the U.S. and overseas;

•	changes in key personnel at our company;

•	developments concerning proprietary rights, including patents and litigation matters;

•	public perception relating to the commercial value or safety of any of our product candidates;

•	future sales of our common stock;

•	future issuance of our common stock causing dilution;

•	anticipated or unanticipated changes in our financial performance;

•	general trends related to the biopharmaceutical and biotechnological industries; and

•	general conditions in the stock market.
The stock market in general has recently experienced relatively large price and volume fluctuations. In particular, the market prices of securities of smaller biotechnology companies have experienced dramatic fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in its value. You should also be aware that price volatility may be worse if the trading volume of the common stock remains limited or declines.
We have never paid dividends on our common stock.
We have paid no cash dividends on any of our classes of capital stock to date, and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any future debt or credit facility may preclude or limit our ability to pay any dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of potential gain for the foreseeable future.
Our principal stockholders have significant voting power and may take actions that may not be in the best interests of our other stockholders.
As of September 29, 2009, our officers, directors and principal stockholders together control approximately 56% of our outstanding common stock. Included in this group is Sigma-Tau and its affiliates, which together hold outstanding shares representing approximately 46% of our outstanding common stock. Also, as described in “Recent Developments,” we have entered into a securities purchase agreement with an affiliate of Sigma-Tau, to sell an additional 1,219,512 shares of our common stock at a price per share of $0.82, and warrants to purchase an additional 609,756 shares of common stock at an exercise price of $1.12 per share, for gross proceeds of $1,000,000. We expect this transaction to close in October 2009. A portion of the shares of common stock currently held by Sigma-Tau and its affiliates, representing 16% of our outstanding common stock, are subject to voting agreements under which our Board controls the voting power of such stock. We cannot assure you that such voting agreements would prevent Sigma-Tau and its affiliates from taking actions not in your best interests and effectively exercising control over us. These voting agreements expire between June 2010 and September 2012. After such time, we will have no control over the voting of these shares controlled by Sigma-Tau, including with respect to the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock, and therefore may not be in the best interest of our other stockholders.
Our rights to repurchase certain shares of stock held by Sigma-Tau expire over time, and we may never be able or elect to exercise these rights.
Until June 2010, we have the right to repurchase at a price of $5.00 per share a number of shares of common stock issued to Sigma-Tau and its affiliates equal to the lesser of the shares sold to Sigma-Tau and its affiliates in connection with our private placement of securities in June 2005, or the number of shares necessary to reduce Sigma-Tau’s ownership of our outstanding capital stock to an aggregate of approximately 30% at the time of such repurchase. In addition, we have the right to repurchase at any time until December 31, 2009, for $2.00 per share or, at any time between January 1, 2010 and December 31, 2010, for $2.50 per share, up to 5,000,000 shares of common stock issued to Sigma-Tau and its affiliates in connection with a private placement of securities in February 2008. After December 31, 2010, our rights to repurchase common stock held by Sigma-Tau and its affiliates will expire. These provisions could, under certain circumstances, allow us to reduce dilution by repurchasing these shares at prices lower than the then-prevailing market price of our common stock. However, we cannot assure you that our share price will increase sufficiently to make such repurchases economically feasible or that we would avail ourselves of the opportunity to make such repurchases even if our share price had risen to such a level.

A sale of a substantial number of shares of our common stock, or the perception that such sales will occur, may cause the price of our common stock to decline.
Currently, we are authorized to issue up to 100,000,000 shares of our common stock, and as of September 29, 2009, there were issued and outstanding 54,675,122 shares of our common stock, before giving effect to the sale of any shares in this offering. The authorized but unissued shares may be issued by us in such transactions and at such times as our Board considers appropriate, whether in public or private offerings, as stock splits or dividends or in connection with mergers and acquisitions or otherwise. Sales of a substantial number of shares of our common stock in the public market could cause the market price of our common stock to decline.
The exercise of options and warrants and other issuances of shares of common stock or securities convertible into common stock will dilute your interest.
As of June 30, 2009, there were outstanding options to purchase an aggregate of 4,882,939 shares of our common stock at exercise prices ranging from $0.28 per share to $3.82 per share. As of June 30, 2009, there were outstanding warrants to purchase 5,512,248 shares of our common stock, at a weighted average exercise price of $2.64. In addition, we may issue warrants in this offering to purchase up to 2,256,098 shares of common stock at an exercise price of $1.12 per share. The exercise of options and warrants at prices below the market price of our common stock could adversely affect the price of shares of our common stock. Additional dilution may result from the issuance of shares of our capital stock in connection with collaborations or manufacturing arrangements or in connection with other financing efforts.
Any issuance of our common stock that is not made solely to then-existing stockholders proportionate to their interests, such as in the case of a stock dividend or stock split, will result in dilution to each stockholder by reducing his, her or its percentage ownership of the total outstanding shares. Moreover, if we issue options or warrants to purchase our common stock in the future and those options or warrants are exercised or we issue restricted stock, stockholders may experience further dilution. Holders of shares of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series.
In addition, certain warrants to purchase shares of our common stock currently contain an exercise price above the current market price for the common stock, or above-market warrants. As a result, these warrants may not be exercised prior to their expiration, in which case we would not realize any proceeds from their exercise.
Our certificate of incorporation, our stockholder rights plan and Delaware law contain provisions that could discourage or prevent a takeover or other change in control, even if such a transaction would be beneficial to our stockholders, which could affect our stock price adversely and prevent attempts by our stockholders to replace or remove our current management.
Our certificate of incorporation provides our Board with the power to issue shares of preferred stock without stockholder approval. In addition, under our stockholder rights plan, our Board has the discretion to issue certain rights to purchase our capital stock when a person acquires in excess of 25% of our outstanding common shares. These provisions may make it more difficult for stockholders to take corporate actions and may have the effect of delaying or preventing a change in control, even if such actions or change in control would be in your best interests. In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. Subject to specified exceptions, this section provides that a corporation may not engage in any business combination with any interested stockholder, as defined in that statute, during the three-year period following the time that such stockholder becomes an interested stockholder. This provision could also have the effect of delaying or preventing a change of control of our company. The foregoing factors could reduce the price that investors or an acquirer might be willing to pay in the future for shares of our common stock.
We may become involved in securities class action litigation that could divert management’s attention and harm our business and our insurance coverage may not be sufficient to cover all costs and damages.
The stock market has from time to time experienced significant price and volume fluctuations that have affected the market prices for the common stock of pharmaceutical and biotechnology companies. These broad market fluctuations may cause the market price of our common stock to decline. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could hurt our business, operating results and financial condition.

Additional Risks Related to This Offering
Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds from this offering, and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.
You will experience immediate dilution in the book value per share of the common stock you purchase.
Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale by us of 4,512,195 shares of common stock in this offering, and based on a public offering price of $0.82 per unit in this offering and a pro forma net tangible book value per share of our common stock of $0.09 as of June 30, 2009, without giving effect to the potential exercise of the warrants being offered by this prospectus supplement, if you purchase units in this offering, you will suffer immediate and substantial dilution of $0.73 per share in the net tangible book value of the common stock purchased. See “Dilution” on page S-21 for a more detailed discussion of the dilution you will incur in connection with this offering.
There is no public market for the warrants to purchase common stock in this offering.
There is no established public trading market for the warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” “continue,” “likely,” “unlikely” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, those noted in “Risk Factors” above and those included in the documents that we incorporate by reference herein.
In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the filing of this prospectus supplement or the filing of the accompanying prospectus or documents incorporated by reference herein and therein that include forward-looking statements.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the securities we are offering will be approximately $3.24 million, assuming that we sell all of the units we are offering, excluding the proceeds, if any, from the exercise of the warrant issued in this offering. “Net proceeds” is what we expect to receive after paying the placement agency fees and other expenses of this offering payable by us.
We intend to use the net proceeds from this offering for preclinical and clinical development of our drug candidates and for general corporate purposes, including working capital. In addition, we may use a portion of the proceeds to acquire drugs or drug candidates, technologies, businesses or other assets. The timing and amount of our actual expenditures will be based on many factors, including the progress, timing and success of our clinical trials and other development efforts, whether we partner any of our development programs, and whether we choose to curtail some of our research activities, as well as the amount of cash used in our operations. We will retain broad discretion in determining how we will allocate the net proceeds from this offering.
Until we use the net proceeds of this offering, we intend to invest the funds in short-term, investment grade, interest-bearing securities.

DILUTION
Our net tangible book value on June 30, 2009 was approximately $1.6 million, or approximately $0.03 per share of common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.
After giving effect to the sale of units consisting of 4,512,195 shares of common stock and warrants to purchase an additional 2,256,098 shares of common stock offered by us in this offering at a price of $0.82 per unit (and excluding shares of common stock issued and any proceeds received upon exercise of the warrants), less the placement agency fees and other estimated expenses of this offering payable by us, our adjusted net tangible book value on June 30, 2009 would have been approximately $4.8 million, or $0.09 per share of common stock. Assuming the completion of the offering, this represents an immediate increase in net tangible book value of $0.06 per share to our existing stockholders and an immediate dilution of $0.73 per share to anyone who purchases our common stock and warrants in the offering. The following table illustrates this calculation on a per share basis, assuming that we sell all of the units we are offering:

Public offering price per unit	$0.82
Net tangible book value per share as of June 30, 2009	$0.03
Increase per share attributable to the offering	$0.06
Adjusted net tangible book value per share as of June 30, 2009 after giving effect to the offering	$0.09
Dilution per share to new investors	$0.73
The foregoing table is based on 54,675,122 common shares outstanding at June 30, 2009, which does not take into effect further dilution to new investors that could occur upon the exercise of outstanding options having a per share exercise price less than the public offering price.
In addition, the calculations in the foregoing table do not take into account, as of June 30, 2009:
•	4,882,939 shares of common stock issuable upon the exercise of outstanding options, with a weighted average exercise price of $1.54 per share;

•	5,512,248 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $2.64 per share;

•	1,582,061 shares of common stock reserved for future issuance under our Amended and Restated 2000 Stock Option and Incentive Plan; and

•	The issuance of any shares to be issued to an affiliate of Sigma-Tau Group, as described above in “Recent Developments.”
To the extent that any of our outstanding options or warrants are exercised, we grant additional options under our stock option plans or issue additional warrants, or we issue additional shares of common stock in the future, there may be further dilution to new investors.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
In this offering, we are offering a maximum of 4,512,195 shares of our common stock and warrants to purchase an additional 2,256,098 shares of our common stock. The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.5 shares of common stock at an exercise price of $1.12 per share of common stock. We are offering the units at a negotiated price of $0.82 per unit. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately.
Common Stock
A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Securities to be Registered—Common Stock,” starting on page 14 of the prospectus. As of September 29, 2009, we had 54,675,122 shares of common stock outstanding, before giving effect to the sale of any shares in this offering.
Warrants
The material terms and provisions of the warrants being offered pursuant to this prospectus supplement are summarized below. The form of warrant will be provided to each purchaser in this offering and will be filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering.
Each purchaser of units will receive, for each unit purchased, one share of our common stock and a warrant representing the right to purchase 0.5 shares of common stock at an exercise price of $1.12 per share of common stock. The warrants will be exercisable on or after the date the warrants are issued and will terminate on the fifth anniversary of the date the warrants are issued. The exercise price and the number of shares for which each warrant may be exercised is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price and number of warrants held by a purchaser (or such purchaser’s direct or indirect transferee) are subject to appropriate adjustment in the event of cash dividends or other distributions to holders of shares of our common stock.
There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited. In addition, in the event our common stock price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will not have any value.
Holders of the warrants may exercise their warrants to purchase shares of our common stock on or before the termination date by delivering an exercise notice, appropriately completed and duly signed, and payment of the exercise price for the number of shares for which the warrant is being exercised. In the event that the registration statement relating to the warrant shares is not effective and another exemption from registration is not available, a holder of warrants will have the right, in its sole discretion, to exercise its warrants for a net number of warrant shares pursuant to the cashless exercise procedures specified in the warrants. Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of a warrant.
Upon the holder’s exercise of a warrant, we will issue the shares of common stock issuable upon exercise of the warrant within three trading days of our receipt of notice of exercise and payment of the aggregate exercise price, subject to surrender of the warrant.
The shares of common stock issuable on exercise of the warrants will be, when issued in accordance with the warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.
If, at any time the warrant is outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any warrants will thereafter receive upon exercise of the warrants, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such warrants would have been entitled upon such consolidation or merger or other transaction.

In the event of a fundamental transaction that (1) is an all cash transaction, (2) is a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) involves a person or entity not traded on a national securities exchange, each warrant holder will have the right to require us, or our successor, to repurchase its warrant for an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of the warrant on the date of the consummation of such fundamental transaction.
The exercisability of the warrants may be limited in certain circumstances if, upon exercise, the holder (together with the holder’s affiliates and any other persons or entities acting together with the holder as a group) would hold more than either 4.99% or 9.99% (at the election of the warrant holder) (the “Applicable Ownership Limitation”) of our total common stock issued and outstanding. The holder of the warrant has the ability, upon providing us not less than 61 days’ prior written notice, to increase or decrease the foregoing percentage, provided that the percentage cannot at any time exceed the Applicable Ownership Limitation. The absence of an effective registration statement relating to the common stock issuable upon exercise of the warrant will not provide the holder with the right to net-settle the warrant in cash.
Amendments and waivers of the terms of the warrants require the written consent of the holders of warrants representing at least a majority of the shares issuable upon the then outstanding warrants, except that no such action may increase the exercise price of a warrant or decrease the number of shares or class of stock obtainable upon exercise of a warrant without the written consent of the holder, and except that so long as the original purchaser of the warrants or its affiliates continue to hold warrants that are then exercisable for a majority of the shares for which the warrants are then exercisable, we must obtain the written consent of such holder or it affiliate, as applicable, for any such amendment or waiver. No amendment will be effective unless it applies to all of the warrants then outstanding.
THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT. THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE COMMON STOCK WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

PLAN OF DISTRIBUTION
Placement Agency Agreement and Securities Purchase Agreement
Roth Capital Partners, LLC and Boenning & Scattergood, Inc., which we refer to as the placement agents, have agreed to act as the exclusive placement agents in connection with this offering subject to the terms and conditions of a placement agency agreement dated as of September 30, 2009. The placement agents are not purchasing or selling any units offered by this prospectus supplement, nor are they required to arrange the purchase or sale of any specific number or dollar amount of the units, but they have agreed to use their reasonable efforts to arrange for the sale of all of the units offered hereby. Therefore, we will enter into a securities purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of units offered pursuant to this prospectus supplement.
The placement agents propose to arrange for the sale to one or more purchasers of the units offered pursuant to this prospectus supplement through a securities purchase agreement between the purchasers and us. We will enter into a securities purchase agreement with the purchasers pursuant to which, subject to certain conditions, we will sell to the purchasers units to purchase an aggregate of 4,512,195 shares of our common stock, and warrants to purchase an additional 2,256,098 shares of our common stock, at a price of $0.82 per unit. Each unit consists of one share of our common stock and a warrant to purchase 0.5 shares of our common stock at an exercise price of $1.12. We negotiated the price for the units offered in this offering with the purchasers. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.
Under the securities purchase agreement, we have agreed with the purchasers that, subject to certain exceptions, we will not, within the 45 days following the closing of this offering (which period may be extended in certain circumstances), enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or securities convertible into, exercisable for or exchangeable for common stock at a price per share less than $0.82 per share.
We have also agreed with the purchasers that, subject to certain exceptions, we will not, within the 45 days following the closing of this offering, effect or enter into an agreement to effect any issuance of common stock or securities convertible into, exercisable for or exchangeable for common stock in a “Variable Rate Transaction,” which means a transaction in which we:
•
issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the common stock; or

•	enter into any agreement, including, but not limited to, an equity line of credit, whereby we may sell securities at a future determined price.
We have also agreed with the purchasers that, subject to certain exceptions, if we issue shares of common stock or securities convertible into, exercisable for or exchangeable for common stock within the nine months following the closing of this offering, each purchaser shall have the right to participate in the subsequent financing up to an amount equal to 75% of the subsequent financing (but, as to each purchaser, only up to the amount the purchaser is investing in this offering) on the same terms, conditions and price provided for in the subsequent financing.
We have also agreed to indemnify the purchasers against certain losses resulting from our breach of any of our representations, warranties, covenants under agreements with the purchasers.
We have agreed to indemnify the placement agents against liabilities under the Securities Act of 1933, as amended. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Fees
The placement agents will be entitled to a cash fee of 7% of the gross proceeds paid to us for the units we sell in this offering. We will also reimburse the placement agents for all reasonable and documented out-of-pocket expenses that have been incurred by the placement agents in connection with the offering, subject to a maximum total compensation to the placement agents, when combined with the cash fee, of 8% of the gross proceeds of the offering. In addition, all placement agent expenses over $55,000 require prior written approval from us for reimbursement.
The following table shows the per unit and total placement agency fees we will pay to the placement agents in connection with the sale of the shares and warrants offered pursuant to this prospectus supplement assuming the purchase of all of the shares of common stock and warrants offered hereby:

Placement agent fees per unit	$0.0574
Total	$259,000
Because there is no minimum offering amount required as a condition to closing in this offering, the actual total placement agency fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above. The maximum fees to be received by any member of the Financial Industry Regulatory Association, or FINRA, or independent broker-dealer may not be greater than eight percent of the initial gross proceeds from the sale of any shares of common stock and warrants being offered hereby.
Our obligation to issue and sell units to the purchasers is subject to the conditions set forth in the securities purchase agreement, which may be waived by us at our discretion. A purchaser’s obligation to purchase units is subject to the conditions set forth in the securities purchase agreement as well, which may be waived by the purchaser.
We currently anticipate that the sale of up to 4,512,195 shares of common stock and warrants to purchase up to 2,256,098 shares of common stock will be completed on or about October 5, 2009. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agency fees, will be approximately $200,000, which include legal and printing costs, various other fees and reimbursement of the placement agents’ expenses. At the closing, The Depository Trust Company will credit the shares of common stock to the respective accounts of the investors. We will mail warrants directly to the investors at the respective addresses set forth in the securities purchase agreement.
Lock-Up Agreements
In the placement agency agreement, we have agreed through October 30, 2009, to not directly or indirectly, without the prior written consent of the placement agents:
•
offer to sell, hypothecate, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase (to the extent such option or contract to purchase is exercisable within one year from the intended closing date of the offering), purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any shares of common stock, or any securities convertible into or exercisable or exchangeable for shares of common stock;

•
file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock; or

•	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, subject to certain exceptions, including:
•	the issuance of employee stock options or shares of restricted stock pursuant to equity compensation plans adopted prior to the date of the placement agency agreement;

•
issuances of shares of our common stock upon the exercise of options or warrants or to satisfy other pre-existing issuance obligations disclosed in our periodic SEC filings prior to the date of the placement agency agreement or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of the placement agency agreement;

•
the issuance by us of any shares of our common stock, upon five (5) business days notice to the placement agent, as consideration for mergers, acquisitions, other business combinations, or strategic alliances, occurring after the date of the placement agency agreement; and

•	the issuance of shares of our common stock and warrants to members of the Sigma-Tau Group on substantially the same terms as those described herein.
The lock-up period applicable to us, which otherwise ends on October 30, 2009, will automatically be extended if (1) during the last 17 days of the lock-up period, we issue an earnings release or material news or a material event relating to us occurs, or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, then the lockup period shall automatically be extended and the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, as applicable, unless the placement agents waive, in writing, such extension.
The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any fees or commissions received by them and any profit realized on the resale of securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agents. Under these rules and regulations, the placement agents:
•	may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the ordinary course of their respective businesses, the placement agents or their affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which they have or may in the future receive customary fees and expenses.
The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and securities purchase agreement. Copies of the placement agency agreement and the securities purchase agreement will be included as exhibits to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-27

LEGAL MATTERS
Selected legal matters with respect to the validity of the securities offered by this prospectus supplement will be passed upon for us by Cooley Godward Kronish LLP, Reston, Virginia. Lowenstein Sandler PC, Roseland, New Jersey, is acting as counsel for the placement agents in connection with various matters relating to the securities offered hereby.
EXPERTS
The financial statements of RegeneRx Biopharmaceuticals, Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated by reference in this prospectus supplement and the accompanying prospectus, have been audited by Reznick Group, P.C., independent registered public accounting firm, as stated in their report thereon, included therein, and incorporated by reference in this prospectus supplement and the accompanying prospectus. Such financial statements have been incorporated herein and therein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other material we file with the SEC, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including RegeneRx. The SEC’s Internet site can be found at http://www.sec.gov.
Our Internet address is www.regenerx.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website is not part of this prospectus supplement or any other report we file with or furnish to the Securities and Exchange Commission.
IMPORTANT INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. Later information filed with the SEC will update and supersede this information. The SEC’s Internet site can be found at http://www.sec.gov.
We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:
•	our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on April 15, 2009, as amended on April 30, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 15, 2009;

•	our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on June 15, 2009 and additional definitive materials filed on the same date;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 14, 2009;

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 21, 2009, April 16, 2009, April 30, 2009, and September 30, 2009; and

•
the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement (File No. 33-9370), filed with the SEC on November 26, 1986, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by contacting us at:
RegeneRx Biopharmaceuticals, Inc.
Attention: Shareholder Relations
3 Bethesda Metro Center, Suite 630
Bethesda, MD 20814
Telephone number: (301) 280-1992
In accordance with Rule 412 under the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Information that we file with the SEC after the date of this prospectus supplement that is incorporated by reference will automatically update and supersede the information contained in this prospectus supplement.

4,512,195 Shares of Common Stock
Warrants to Purchase 2,256,098 Shares of Common Stock
REGENERX BIOPHARMACEUTICALS, INC.

PROSPECTUS SUPPLEMENT

Roth Capital Partners	Boenning & Scattergood
September 30, 2009

PROSPECTUS

$60,000,000

REGENERX BIOPHARMACEUTICALS, INC.

Common Stock
Warrants
This prospectus relates to common stock and warrants to purchase common stock that we may sell from time to time in one or more offerings up to a total public offering price of $60,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.
See “Risk Factors” beginning on page 3 for a discussion of material risks that you should consider before you invest in our securities being sold with this prospectus.
Our common stock is traded on the American Stock Exchange under the symbol “RGN.” On April 30, 2008, the last reported sale price for our common stock on the American Stock Exchange was $1.75 per share.
As of April 30, 2008, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $48,048,508, based on 51,553,527 shares of outstanding common stock, of which approximately 27,456,290 shares are held by non-affiliates, and a per share price of $1.75 based on the closing sale price of our common stock on April 30, 2008. As of the date hereof we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 16, 2008.

PROSPECTUS SUMMARY
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of securities described in this prospectus in one or more offerings. The aggregate amount of securities that we may offer under the registration statement is $60,000,000, denominated in U.S. dollars.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special consideration that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the heading “Where You Can Find More Information.”
When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors,” which highlights certain risks associated with an investment in the our securities, to determine whether an investment in our securities is appropriate for you.
References in this prospectus to “RegeneRx,” the “Company,” “we,” “us” and “our” are to RegeneRx Biopharmaceuticals, Inc.
THE COMPANY
RegeneRx Biopharmaceuticals, Inc. (the “Company”, “we”, “us”, “our” or “RegeneRx”), is a biopharmaceutical company focused on the discovery and development of novel molecules to promote tissue and organ repair. Currently, we have formulated three drug products based on Thymosin beta 4 (“T b 4”), a 43 amino acid peptide. Current research suggests that these drug products may prove efficacious for multiple medical indications when administered either topically or systemically. Therefore, we are developing several T b 4-based therapeutic drug candidates: RGN-137, a topically applied gel product for hard-to-heal chronic dermal wounds; RGN-259, a sterile, preservative-free topical eye drop for ophthalmic wounds; and RGN-352, a parenteral (injectable) formulation for systemic delivery for treatment of patients with an acute myocardial infarction (“AMI”), or heart attack. We hold more than 60 world-wide patents and patent applications related to dermal, ophthalmic, and other organ and tissue repair. Under three Investigational New Drug Applications (“INDs”), cleared by the U.S. Food and Drug Administration (“FDA”), we are sponsoring, in parallel, three Phase II dermal wound healing clinical trials for RGN-137, a Phase II ophthalmic wound healing trial for RGN-259 and a Phase I clinical trial utilizing RGN-352 in support of our cardiovascular clinical program. Under one of our INDs and with European regulatory approval, an affiliate of Sigma-Tau Finanziaria S.p.A., or Sigma-Tau, our largest stockholder and a leading international pharmaceutical company, is conducting one of the Phase II dermal wound healing clinical trials in venous stasis ulcers in Italy and Poland. Sigma-Tau has assumed all associated costs.
We utilize an outsourcing business strategy, as we believe this helps us to control costs while focusing on the clinical development of T b 4-based product candidates. We use this model for certain research and development programs, nonclinical pharmacology and toxicology studies, clinical trials, and manufacturing operations, as well as other administrative functions such as legal and accounting services. In tandem with an experienced management staff, we believe this approach enhances our ability to allocate resources rapidly to different projects while reducing the need for expensive infrastructure. The strategy utilizes vendors and contract manufacturers to supply clinical grade material and to formulate and manufacture each drug candidate. It also includes utilizing third-party contract research organizations to perform pre-clinical studies and/or clinical trials in accordance with our designed protocols.
Our executive offices are located at 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814, and our telephone number is (301) 280-1992.

RISK FACTORS
Risks Related to Our Business
We have incurred losses since inception and expect to incur significant losses in the foreseeable future and may never become profitable.
We have sustained operating losses since our inception in 1982. We believe these losses will continue for the foreseeable future as we pursue our product development efforts related to T b 4. As of December 31, 2007, our accumulated deficit totaled $67.4 million and our cash and cash equivalents totaled $8.3 million.
We anticipate substantial and increasing operating losses over the next several years as we continue our research and development efforts and seek to obtain regulatory approval of our product candidates to make them commercially viable. Our ability to generate additional revenues and potential to become profitable will depend largely on our ability, alone or through the efforts of third-party licensees, to efficiently and successfully complete the development of our product candidates, obtain necessary regulatory approvals for commercialization, scale-up commercial quantity manufacturing capabilities either internally or through third-party suppliers, and market our product candidates. There can be no assurance that these objectives will occur or that we will ever become profitable or be able to maintain profitability. Even if we do achieve profitability, we cannot predict the level of such profitability. If we sustain losses over an extended period of time and are not otherwise able to raise necessary funds to continue our development efforts and maintain our operations, we may be forced to cease operations.
We will need substantial additional capital to develop our product candidates and for our future operations. If we are unable to obtain such funds when needed, we may have to delay, scale back or terminate our product development efforts or our business.
We anticipate that substantial new capital resources will be required to continue our independent development efforts, including any and all follow-on trials that will result from our current clinical programs, and increasingly scaled-up manufacturing processes for RGN-137, RGN-259 and RGN-352. The actual amount of funds that we will need will be determined by many factors, some of which are beyond our control. These factors include, without limitation;
•	the scope of our clinical trials, which is significantly influenced by the quality of clinical data achieved as trials complete and the requirements established by regulatory authorities,
•	the speed with which we complete our clinical trials complete, which depends on the speed with which we can attract and enroll qualifying patients and the quality of the work performed by our clinical investigators,
•	the time required to prosecute, enforce and defend our intellectual property rights, which depends on evolving patent legal regimes and claims/infringement assertions that may arise between us and third-parties,
•	the ability to manufacture at scales sufficient to supply commercial quantities of any of our product candidates that receive regulatory approval, which may require levels of effort not currently anticipated, and
•	the successful commercialization of our drug candidates, which will depend on our ability to either create or partner with an effective commercialization organization and which could be delayed or prevented by the emergence of equal or more effective therapies.
Potential sources of outside capital include entering into strategic business relationships, public or private sales of shares of our capital stock, or debt, or other similar financial instruments. While we recently closed a private placement of $5 million in common stock and warrants to purchase common stock involving certain of our existing investors, we do not have any other committed sources of outside capital at this time. Consequently, there can be no assurance that we will be able to obtain capital in sufficient amounts, or on acceptable terms, or at times critical to the uninterrupted execution of our business strategy.
One potential source of capital often capitalized on by emerging biotechnology companies similar to RegeneRx is through licensing certain intellectual property rights to other biotechnology or pharmaceutical enterprises, i.e. a “strategic partner.” If we raise additional capital through such a strategic business relationship, we may have to give up valuable short- and/or long-term rights to intellectual property. In addition and as the business priorities of the strategic partner change over time, the possibility exists that the interests of the strategic partner may shift causing a material negative impact on the value of our interest in the licensed products. If we raise funds by selling additional shares of our common stock or securities convertible into our common stock, the ownership interest of our existing stockholders may be significantly diluted. In addition, if additional funds are raised through the issuance of preferred stock or debt securities, these securities are likely to have rights, preferences and privileges senior to our common stock and may involve significant fees, interest expense, restrictive covenants and the granting of security interests in our assets.
Our failure to successfully address ongoing liquidity requirements would have a material negative impact on our business, including: the possibly of surrendering our rights to some technologies or product opportunities, delaying our clinical trials, or ceasing operations.
Our business prospects are difficult to evaluate because we are developing complex and novel medical product candidates.
Since our product candidates rely on complex technologies, it may be difficult for you to assess our growth, partnering and earnings potential. It is likely we will face many of the difficulties that new technology companies often face. These include, among others:
•	limited financial resources,
•	developing novel, commercial grade drug substances,
•	testing and evaluating a new chemical entity and its effects in highly-complex biological systems,
•	marketing new products for which a market is not yet established and may never become established,
•	challenges related to the approval and acceptance of drug candidates by Federal and International regulatory authorities,
•	delays inherent in and increasingly more common in the execution of clinical trials,
•	high product development costs that result from all of these factors; competition from other therapies and drug candidates promoted by entities with significantly more capital resources and marketing expertise and
•	difficulty recruiting qualified employees for management and other positions.
We will likely face these and other difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these difficulties as they arise, our future growth and earnings will be negatively affected. We cannot be certain that our product candidates will prove safe and efficacious, that our business strategies will be successful or that we will successfully address any and all problems that may arise.

We may not successfully establish and maintain development and testing relationships with third parties, which could adversely affect our ability to develop our product candidates.
We have only limited resources, experience with and capacity to conduct requisite testing and clinical trials of our drug candidates. As a result, we rely and expect to continue to rely on third-party service providers and collaborators, including corporate partners, licensors and contract research organizations (“CROs”), to perform a number of activities relating to the development of our drug candidates, including the design and conduct of clinical trials, and potentially the obtaining of regulatory approvals. For example, we currently rely on several third-party contractors to manufacture T b 4; formulate RGN-137, RGN-259 and RGN-352 into the drug candidates RGN-137, RGN-259 and RGN-352; develop requisite assays to assess T b 4’s affect in complex biological systems, recruit investigators and sites to participate in our trials; manage the clinical trial process; and collect, evaluate and report clinical results.
We may not be able to maintain or expand our current arrangements with third parties or maintain such relationships on favorable terms. Our agreements with these third parties may also contain provisions that restrict our ability to develop and test our product candidates or that give third parties rights to control aspects of our product development and clinical programs. In addition, conflicts may arise with our collaborators, such as conflicts concerning the interpretation of clinical data, the achievement of milestones, the interpretation of financial provisions or the ownership of intellectual property developed during the collaboration. If any conflicts arise with our existing or future collaborators, they may act in their self-interest, which may be adverse to our best interests. Any failure to maintain our collaborative agreements and any conflicts with our collaborators could delay or prevent us from developing our product candidates. We and our collaborators may fail to develop products covered by our present and future collaborations if, among other things:
•	we do not achieve our objectives under our collaboration agreements;
•	we or our collaborators are unable to obtain patent protection for the products or proprietary technologies we develop in our collaborations;
•	we are unable to manage multiple simultaneous product discovery and development collaborations;
•	our collaborators become competitors of ours or enter into agreements with our competitors;
•	we or our collaborators encounter regulatory hurdles that prevent commercialization of our product candidates; or
•	we develop products and processes or enter into additional collaborations that conflict with the business objectives of our other collaborators.
We also have less control over the timing and other aspects of our clinical trials than if we conducted the monitoring and supervision entirely on our own. Third parties may not perform their responsibilities for our clinical trials on our anticipated schedule or consistent with a clinical trial protocol or applicable regulations. We also rely on clinical research organizations to perform much of our data management and analysis. They may not provide these services as required or in a timely manner. If any of these parties do not meet deadlines or follow proper procedures, including procedures required by law, the pre-clinical studies and clinical trials may take longer than expected, may be delayed or may be terminated, which would have a materially negative impact on our product development efforts. If we were forced to find a replacement entity to perform any of our pre-clinical studies or clinical trials, we may not be able to find a suitable entity on favorable terms or at all. Even if we were able to find a replacement, resulting delays in the tests or trials may result in significant additional expenditures and delays in obtaining regulatory approval for drug candidates, which could have a material adverse impact on our results of operations and business prospects.
We are subject to intense government regulation and we may not receive regulatory approvals for our new drug candidates.
Our product candidates will require regulatory approvals prior to sale. In particular, therapeutic agents are subject to stringent approval, prior to commercial marketing, by the FDA and by comparable agencies in most foreign countries. The process of obtaining FDA and corresponding foreign approvals is costly and time consuming and we cannot assure you that such approvals will be granted. Also, the regulations we are subject to change frequently, and such changes could cause delays in the development of our product candidates. In addition, the timing of clinical trials is dependent on, among other things, FDA and investigational review board (“IRB”) reviews, clinical site approvals, successful manufacturing of clinical materials, sufficient funding and other factors outside of our control. There can be no assurance that our clinical trials will in fact demonstrate, to the satisfaction of the FDA and others, that our product candidates are sufficiently safe or effective. The FDA or we may also restrict or suspend our clinical trials at any time if either believes that we are exposing the subjects participating in the trials to unacceptable health risks.
As a consequence, we may need to perform more or larger clinical trials than planned, for reasons such as the following:
•	the FDA or other health regulatory authorities, or institutional review boards, do not approve a clinical trial protocol or place a clinical trial on hold;
•	suitable patients do not enroll in a clinical trial in sufficient numbers or at the expected rate, or data is adversely affected by trial conduct or patient drop out;
•	patients experience serious adverse events, including adverse side effects of our drug candidates;
•	patients die during a clinical trial for a variety of reasons that may or may not be related to our product candidates, including the advanced stage of their disease and medical problems;
•	patients in the placebo or untreated control group exhibit greater than expected improvements or fewer than expected adverse events;
•	third-party clinical investigators do not perform the clinical trials on the anticipated schedule or consistent with the clinical trial protocol and good clinical practices, or other third-party organizations do not perform data collection and analysis in a timely or accurate manner;
•	service providers, collaborators or co-sponsors do not adequately perform their obligations in relation to the clinical trial or cause the trial to be delayed or terminated;
•	regulatory inspections of manufacturing facilities, which may, among other things, require us or a co-sponsor to undertake corrective action or suspend the clinical trials;
•	the interim results of the clinical trial are inconclusive or negative;
•	the clinical trial, although approved and completed, generates data that is not considered by the FDA or others to be sufficient to demonstrate safety and efficacy; and
•	changes in governmental regulations or administrative actions affect the conduct of the clinical trial or the interpretation of its results.
Any failure to obtain or any delay in obtaining regulatory approvals would have a material adverse impact on our ability to develop and commercialize our product candidates.

We may not be able to enter into strategic relationships with third parties related to the development and commercialization of our product candidates.
One of our strategic focuses is to enter into relationships with one or more third-party pharmaceutical companies to license our technology and to help us continue the development of our product candidates. We believe that having such partners would enable us to both defray the costs associated with the development of our product candidates and accelerate the speed with which we may be able to complete development of and obtain regulatory approval for our product candidates and commercialize such products. However, we can offer no assurance that we will be able to enter into license and development agreements with third-party pharmaceutical companies or that any such relationships would in fact decrease our costs or accelerate our product development efforts. If we are unable to enter into such relationships, our product development efforts may be slowed or related costs may increase. In addition, any such relationships would require us to give up significant rights in our product candidates, which rights may, over time, have been worth more to us if we had been able to commercialize such product candidates without entering into third-party agreements.
Mauro Bove, a member of our Board, is also a director and officer of Sigma-Tau, our largest stockholder, which could give rise to a conflict of interest involving Mr. Bove.
Mauro Bove, a member of our board of directors, or our Board, is also a director and officer of Sigma-Tau, our largest stockholder and our partner in Europe with respect to the development of certain of our drug candidates. We recently issued shares of common stock and common stock warrants to certain affiliates of Sigma-Tau in a private placement that gave us the right to repurchase the shares under certain circumstances. Also, in 2004, we licensed T b 4 to Defiante Farmaceutica S.p.A., a wholly-owned subsidiary of Sigma-Tau, for internal and external wound healing for the European Union. Upon the successful completion of a Phase II trial Defiante is obligated to either make a $5 million milestone payment or initiate and pay for a Pivotal Phase III trial. As a result of Mr. Bove’s relationship with Sigma-Tau, there could be a conflict of interest between Mr. Bove and our stockholders other than Sigma-Tau with respect to these and other agreements and circumstances that may require the exercise of the Board’s discretion with respect to Sigma-Tau.
We are heavily reliant on our license from the National Institutes of Health and may be unable to maintain our license.
We have received an exclusive world-wide license to intellectual property discovered at the National Institutes of Health, or NIH, pertaining to wound healing and tissue repair. This license terminates upon the last to expire of the patent applications that are filed in connection with the license. This license requires us to pay a minimum annual royalty to the NIH, regardless of the success of our product development efforts, plus certain other royalties upon the sale of products created by the intellectual property granted under the license. We rely on this license for a significant portion of our business. This license may be terminated for a number of reasons, including non-payment of the royalty or lack of continued product development, among others. The loss of this license would have a material adverse effect on our business and business prospects and may require us to cease development of our current line of product candidates.
All of our drug candidates are based on a single compound that has yet to be proven effective.
Our current primary business focus is the development of T b 4, and its analogues, derivatives and fragments, for the treatment of non-healing wounds and other conditions. While we have in the past explored and may in the future explore the use of other compounds for the treatment of other medical conditions, we presently have no immediate plans to develop products for such purposes. Unlike many pharmaceutical companies that have a number of unique chemical entities in development, we are dependent on a single molecule, formulated for different administrations, for the success of our company. As a result, any common safety or efficacy concerns for T b 4-based products that cross formulations, would have a much greater impact on our business prospects than if we were more diversified.
Our new drug candidates are still in research and development, and we do not expect them to be commercially available for the foreseeable future, if at all. Only a small number of research and development programs ultimately result in commercially successful drugs. Potential products that appear to be promising at early stages of development may not reach the market for a number of reasons. These reasons include the possibility that the potential products may:
•	be found ineffective or cause harmful side effects during pre-clinical studies or clinical trials,
•	fail to receive necessary regulatory approvals,
•	be precluded from commercialization by proprietary rights of third parties,
•	be difficult to manufacture on a large scale or
•	be uneconomical or otherwise fail to achieve market acceptance.
If any of these potential problems occurs, we may never successfully market T b 4-based products.
We have no manufacturing or formulation capabilities and are dependent upon third-party suppliers to provide us with our product candidates. If these suppliers do not manufacture our product candidates in sufficient quantities, at acceptable quality levels and at acceptable cost and if we are unable to identify suitable replacement suppliers, our clinical development efforts could be delayed, prevented or impaired.
We do not own or operate manufacturing facilities and have little experience in manufacturing pharmaceutical products. We currently rely, and expect to continue to rely, primarily on one of the leading peptide manufacturers to supply us with T b 4 for further formulation into our product candidates. We have engaged three separate smaller drug formulation contractors for the formulation of clinical grade product candidates, one each for RGN-137, RGN-259 and RGN-352. We currently do not have an alternative source of supply for either T b 4 or the individual drug candidates. If these suppliers, together or individually, are not able to supply us with either T b 4 or individual product candidates on a timely basis, in sufficient quantities, at acceptable levels of quality and at a competitive price; and, if we are unable to identify a replacement manufacturer to perform these functions on acceptable terms, our development programs, collectively or individually, could be seriously jeopardized.
The risks of relying solely on single suppliers for our product candidates include:
•	Their respective abilities to ensure quality and compliance with regulations relating to the manufacture of pharmaceuticals;
•	Their manufacturing capacity may not be sufficient or available to produce the required quantities of our product candidates based on our planned clinical development schedule, if at all;
•	They may not have access to the capital necessary to expand their manufacturing facilities in response to our needs;
•	Commissioning replacement suppliers would be difficult and time consuming;

•	Individual suppliers may have used substantial proprietary know-how relating to the manufacture of our product candidates and, in the event we must find a replacement or supplemental supplier, our ability to transfer this know-how to the new supplier could be an expensive and/or time consuming process;
•	An individual supplier may experience events, such as a fire or natural disaster, that force it to stop or curtail production for an extended period;
•	An individual supplier could encounter significant increases in labor, capital or other costs that would make it difficult for them to produce our products cost-effectively;
•	An individual supplier may not be able to obtain the raw materials or validated drug containers in sufficient quantities, at acceptable costs or in sufficient time to complete the manufacture, formulation and delivery of our product candidates.
If any of our key executives discontinue their services with us, our efforts to develop our business may be delayed.
We are highly dependent on the principal members of our management team and the loss of our chairman, Allan Goldstein, or chief executive officer, J.J. Finkelstein, could prevent or significantly delay the achievement of our goals. We have employment agreements with Dr. Goldstein and Mr. Finkelstein. However, we cannot assure you that such agreements would prevent them from terminating their employment with or without good reason. In addition, we do not maintain a key man life insurance policy with respect to Dr. Goldstein or Mr. Finkelstein. In the future, we anticipate that we will need to add additional management and other personnel. Competition for qualified personnel in our industry is intense, and our success will depend in part on our ability to attract and retain highly skilled personnel. We cannot assure you that our efforts to attract or retain such personnel will be successful.
We are subject to intense competition from companies with greater resources and more mature products.
We are engaged in a business that is highly competitive. Research and development activities for the development of drugs to treat indications within our focus are being sponsored or conducted by private and public institutions and by major pharmaceutical companies located in the United States and a number of foreign countries. Most of these companies and institutions have financial and human resources that are substantially greater than our own, and that have extensive experience in conducting research and development activities and clinical trials and in obtaining the regulatory approvals necessary to market pharmaceutical products. With respect to wound healing, Johnson & Johnson is marketing Regranex™ for this purpose in patients with diabetic foot ulcers. Other companies, such as Novartis, are developing and marketing artificial skins which could compete with our product candidates in certain wound healing areas. Moreover, wound healing is a large and highly fragmented marketplace attracting many companies, large and small, to develop products for treating acute and chronic wounds, for example honey-based ointments and low frequency cavitational ultrasound. Additionally, most large pharmaceutical companies and many smaller biomedical companies are vigorously pursuing therapeutics to treat patients after heart attacks and other cardiovascular indications.
We face the risk of product liability claims, which could adversely affect our business and financial condition.
We may be subject to product liability claims as a result of our testing, manufacturing, and marketing of drugs. In addition, the use of our product candidates, when and if developed and sold, will expose us to the risk of product liability claims. Product liability may result from harm to patients using our product candidates, such as a complication that was either not communicated as a potential side effect or was more extreme than communicated. We will require all patients enrolled in our clinical trials to sign consents, which explain various risks involved with participating in the trial. However, patient consents provide only a limited level of protection, and it may be alleged that the consent did not address or did not adequately address a risk that the patient suffered. Additionally, we will generally be required to indemnify the clinical product manufacturers, clinical trial centers, medical professionals and other parties conducting related activities in connection with losses they may incur through their involvement in the clinical trials.
Our ability to reduce our liability exposure for human clinical trials and commercial sales of T b 4 is dependent in part on our ability to obtain sufficient product liability insurance or to collaborate with corporate partners that have adequate insurance. Although we intend to obtain product liability insurance coverage, we cannot guarantee that product liability insurance will continue to be available to us on acceptable terms, or at all, or that its coverage will be sufficient to cover all claims against us. A product liability claim, even one without merit or for which we have substantial coverage, could result in significant legal defense costs, thereby potentially exposing us to expenses significantly in excess of our revenues.
Governmental and third-party payers may subject any product candidates we develop to sales and pharmaceutical pricing controls that could limit our product revenues and delay profitability.
The successful commercialization of our product candidates will likely depend on our ability to obtain reimbursement for the cost of the product and treatment. Government authorities, private health insurers and other organizations, such as health maintenance organizations, are increasingly seeking to lower the prices charged for medical products and services. Also, the trend toward managed health care in the United States, the growth of healthcare organizations such as HMOs, and legislative proposals to reform healthcare and government insurance programs could have a significant influence on the purchase of healthcare services and products, resulting in lower prices and reducing demand for our product candidates. The cost containment measures that healthcare providers are instituting and any healthcare reform could reduce our ability to sell our product candidates and may have a material adverse effect on our operations. We cannot assure you that reimbursement in the United States or foreign countries will be available for any of our product candidates, or that any reimbursement granted will be maintained, or that limits on reimbursement available from third-party payors will not reduce the demand for, or the price of, our product candidates. The lack or inadequacy of third-party reimbursements for certain of our product candidates would decrease the potential profitability of our operations. We cannot forecast what additional legislation or regulation relating to the healthcare industry or third-party coverage and reimbursement may be enacted in the future, or what effect the legislation or regulation would have on our business.
Clinical trials could be delayed or fail to show efficacy, resulting in additional cost or failure to commercialize our technology platform.
All of our drug candidates are currently in the clinical stage and we cannot be certain that a collaborator or we will successfully complete the clinical trials necessary to receive regulatory product approvals. This process is lengthy, unpredictable and expensive. To obtain regulatory approvals, a collaborative partner or we must ultimately demonstrate to the satisfaction of the FDA and others that our product candidates are sufficiently safe and effective for their proposed use. Many factors, known and unknown, can adversely impact clinical trials and the ability to evaluate a product candidate’s safety and efficacy, including unexpected delays in the initiation of clinical sites, slower than projected enrollment, competition with ongoing clinical trials and scheduling conflicts with participating clinicians, regulatory requirements, limits on manufacturing capacity and failure of a product candidate to meet required standards for administration to humans. Such factors may have a negative impact on our business by making it difficult to advance product candidates or by reducing or eliminating their potential or perceived value. Further, if we are forced to contribute greater financial and clinical resources to a study, valuable resources will be diverted from other areas of our business.
Clinical trials for product candidates such as ours are often conducted with patients who have more advanced forms of a particular condition and/or other unrelated conditions. For example, in clinical trials for our lead product candidate RGN-137, we expect to study patients who are not only suffering from chronic epidermal wounds but are also older and much more likely to have other serious adverse conditions. During the course of treatment, these patients could die or suffer other adverse events for reasons that may or may not be related to the drug candidate being tested. Furthermore, and as a consequence that all of our drug candidates are based on T b 4 cross-over risk exists, that is a patient in one trial may be adversely impacted by one drug candidate and that adverse event may have implications to our other trials and other drug candidates. However, even if unrelated to our product candidates, such events can nevertheless adversely impact our clinical trials. As a result, our business and ability to ultimately develop and market the product candidates and obtain revenues would suffer.

Our ability to complete clinical trials depends on many factors, including obtaining adequate clinical supplies and having a sufficient rate of patient recruitment. For example, patient recruitment is a function of many factors, including: the size of the patient population; the proximity of patients to clinical sites; the eligibility criteria for the trial; the perceptions of investigators and patients regarding safety; and the availability of other treatment options. Even if patients are successfully recruited, we cannot be sure they will complete the treatment process. Delays in patient enrollment or treatment in clinical trials may result in increased costs, program delays, or failure, any of which can substantially affect our business or perceived value.
A number of factors, including unexpected delays in the initiation of clinical sites, slower than projected enrollment, competition with ongoing clinical trials and scheduling conflicts with participating clinicians, regulatory requirements, limits on manufacturing capacity and failure of a product candidate to meet required standards for administration to humans may cause significant delays in the completion of our clinical trials. In addition, it may take longer than we expect to achieve study endpoints and complete data analysis for a trial. We may not complete our clinical trials when or as projected or commence or complete clinical trials involving any of our other product candidates as projected or may not conduct them successfully.
If we fail to complete or if we experience material delays in completing the Phase II trials as currently planned, or we otherwise fail to commence or complete, or experience delays in, any of our other present or planned clinical trials, including as a result of the actions of third parties upon which we rely for these functions, our ability to conduct our business as currently planned could materially suffer. Development costs will increase if we experience any future delays in our clinical trials or if we need to perform more or larger clinical trials than we currently plan. If the delays or costs are significant, our financial results and our ability to commercialize our product candidates will be adversely affected.
We have no marketing experience, sales force or distribution capabilities. If our product candidates are approved, and we are unable to recruit key personnel to perform these functions, we may not be able to commercialize them successfully.
Although we do not currently have any marketable products, our ability to produce revenues ultimately depends on our ability to sell our product candidates if and when they are approved by the FDA and other regulatory authorities. We currently have no experience in marketing or selling pharmaceutical products and we do not have a marketing and sales staff or distribution capabilities. Developing a marketing and sales force is also time consuming and could delay the launch of new products or expansion of existing product sales. In addition, we will compete with many companies that currently have extensive and well-funded marketing and sales operations. If we fail to establish successful marketing and sales capabilities or fail to enter into successful marketing arrangements with third parties, our ability to generate revenues will suffer.
Even if approved for marketing, our technologies and product candidates are relatively novel and unproven and they may fail to gain market acceptance.
Our drug candidates which are all based on the molecule T b 4 are new and rapidly evolving and have not been shown to be effective on a widespread basis. Our product candidates, and the technology underlying them, are new and unproven and there is no guarantee that health care providers or patients will be interested in our product candidates even if they are approved for use. Our success will depend in part on our ability to demonstrate sufficient clinical benefits, reliability, safety, and cost effectiveness of our product candidates and technology relative to other approaches, as well as on our ability to continue to develop our product candidates to respond to competitive and technological changes. If the market does not accept our product candidates or product candidates, when and if we are able to commercialize them, then we may never become profitable. Factors that could delay or inhibit market acceptance of our product candidates may include:
•	the timing and receipt of marketing approvals;
•	the safety and efficacy of the products;
•	the emergence of equivalent or superior products;
•	the cost-effectiveness of the products; and
•	effective marketing.
It is difficult to predict the future growth of our business, if any, and the size of the market for our product candidates because the market and technology are continually evolving. There can be no assurance that our technologies and product candidates will prove superior to technologies and products that may currently be available or may become available in the future or that our technologies or research and development activities will result in any commercially profitable products.
Our technologies and product candidates may have unacceptable side effects that could delay or prevent product approval.
Possible side effects of therapeutic technologies may be serious and life threatening. The occurrence of any unacceptable side effects with our product candidates, during or after pre-clinical studies and clinical trials, or the perception or possibility that our product candidates cause or could cause such side effects, could delay or prevent approval of our product candidates and negatively impact our business.
Our suppliers use hazardous and biological materials in our business. Any claims relating to improper handling, storage or disposal of these materials could be time consuming and costly, and we are not insured against such claims.
Our product candidates and processes involve the controlled storage, use and disposal by our suppliers of certain hazardous and biological materials and waste products. We and our suppliers and other collaborators are subject to federal, state and local regulations governing the use, manufacture, storage, handling and disposal of materials and waste products. Even if we and these suppliers and collaborators comply with the standards prescribed by law and regulation, the risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of an accident, we could be held liable for any damages that result, and we do not carry insurance for this type of claim. We may also incur significant costs to comply with current or future environmental laws and regulations.
To the extent we enter markets outside the United States our business will be subject to political, economic, legal and social risks in those markets, which could adversely affect our business.
There are significant regulatory and legal barriers in markets outside the United States that we must overcome to the extent we enter or attempt to enter markets in countries other than the United States. We currently intend to market any approved products in the United States, Europe, Japan, India and territories surrounding the Pacific Rim. We will be subject to the burden of complying with a wide variety of national and local laws, including multiple and possibly overlapping and conflicting laws. We also may experience difficulties adapting to new cultures, business customs and legal systems. Any sales and operations outside the United States would be subject to political, economic and social uncertainties including, among others:
•	changes and limits in import and export controls;
•	increases in custom duties and tariffs;
•	changes in currency exchange rates;

•	economic and political instability;
•	changes in government regulations and laws;
•	absence in some jurisdictions of effective laws to protect our intellectual property rights; and
•	currency transfer and other restrictions and regulations that may limit our ability to sell certain product candidates or repatriate profits to the United States.
Any changes related to these and other factors could adversely affect our business to the extent we enter markets outside the United States.
We may not be able to obtain orphan drug exclusivity for our product candidates. If our competitors are able to obtain orphan drug exclusivity for a product that is competitive with one or more of our product candidates and we cannot show that our product candidate is clinically superior, we may not be able to have competing products approved by the applicable regulatory authority for a significant period of time.
Regulatory authorities in some jurisdictions, including Europe and the United States, may designate drugs that target relatively small patient populations as orphan drugs. In June 2004, we received Orphan Drug designation from the FDA for Tb4 for the treatment of Epidermolysis Bullosa, or EB, a rare genetic disease characterized by the presence of extremely fragile skin and other tissues, resulting in recurrent blisters from minor mechanical friction or trauma, and we may pursue orphan drug designation for additional product candidates. Generally, if a product with an orphan drug designation subsequently receives the first marketing approval for the indication for which it has such designation, the product is entitled to a period of marketing exclusivity. The exclusivity applies only to the indication for which the drug has been designated and approved. The applicable exclusivity period is seven years in the United States, but this period may be interrupted if a sponsor of a competitive product that is otherwise the same drug for the same use can show that its drug is clinically superior to our orphan drug candidate. The European exclusivity period is ten years, but may be reduced to six years if a drug no longer meets the criteria for orphan drug designation, including where it is shown that the drug is sufficiently profitable so that market exclusivity is no longer justified. In addition, European regulations establish that a competitor’s marketing authorization for a similar product with the same indication may be granted if there is an insufficient supply of the product or if another applicant can establish that its product is safer, more effective or otherwise clinically superior. If a competitor obtains orphan drug exclusivity for a product competitive with EB before we do and if the competitor’s product is the same drug with the same indication as ours, we would be excluded from the market, unless we can show that our drug is safer, more effective or otherwise clinically superior. Even if we obtain orphan drug exclusivity for EB for these indications, we may not be able to maintain it if a competitor with a product that is otherwise the same drug can establish that its product is clinically superior.
Risks Related To Our Intellectual Property
If we are not able to maintain adequate patent protection for our product candidates and product candidates, we may be unable to prevent our competitors from using our technology or technology that we license.
Our success also will depend in substantial part on our ability to obtain, defend and enforce patents, maintain trade secrets and operate without infringing upon the proprietary rights of others, both in the United States and abroad. Pursuant to a research agreement with The George Washington University, we have rights to two U.S. patents relating to the treatment of septic shock. We also own patents related to the use of T b 4, among other thymic peptides, for the stimulation of hair growth. Pursuant to an exclusive world-wide license from the NIH, we have exclusive rights under a patent application filed by the NIH for the use of T b 4 in the treatment of non-healing wounds. While this patent has issued in certain countries, we cannot guarantee whether or when the patent will be issued or as to the scope of the patent issued in other countries. We have attempted to create a substantial intellectual property portfolio, submitting patent applications for various compositions of matter, methods of use and fragments and derivatives of T b 4. We have also in-licensed other intellectual property rights from third parties that could be subject to the same risks as our own patents. If any of these patent applications do not issue, or do not issue in certain countries, or are not enforceable, the ability to commercialize T b 4 in various medical indications could be substantially limited or eliminated.
In addition, the patent positions of the technologies being developed by us and our collaborators involve complex legal and factual uncertainties. As a result, we cannot assure you that any patent applications filed by us, or by others under which we have rights, will result in patents being issued in the United States or foreign countries. In addition, there can be no assurance that (i) any patents will be issued from any pending or future patent applications of ours or our collaborators; (ii) the scope of any patent protection will be sufficient to provide us with competitive advantages; (iii) any patents obtained by us or our collaborators will be held valid if subsequently challenged; or (iv) others will not claim rights in or ownership of the patents and other proprietary rights we or our collaborators may hold. Unauthorized parties may try to copy aspects of our product candidates and technologies or obtain and use information we consider proprietary. Policing the unauthorized use of our proprietary rights is difficult. We cannot guarantee that no harm or threat will be made to our or our collaborators’ intellectual property. In addition, changes in, or different interpretations of, patent laws in the United States and other countries may also adversely affect the scope of our patent protection and our competitive situation.
Due to the significant time lag between the filing of patent applications and the publication of such patents, we cannot be certain that our licensors were the first to file the patent applications we license or, even if they were the first to file, also were the first to invent, particularly with regards to patent rights in the United States. In addition, a number of pharmaceutical and biotechnology companies and research and academic institutions have developed technologies, filed patent applications or received patents on various technologies that may be related to our operations. Some of these technologies, applications or patents may conflict with our or our licensors’ technologies or patent applications. A conflict could limit the scope of the patents, if any, that we or our licensors may be able to obtain or result in denial of our or our licensors’ patent applications. If patents that cover our activities are issued to other companies, we may not be able to develop or obtain alternative technology.
Additionally, there is certain subject matter that is patentable in the United States but not generally patentable outside of the United States. Differences in what constitutes patentable subject matter in various countries may limit the protection we can obtain outside of the United States. For example, methods of treating humans are not patentable in many countries outside of the United States. These and other issues may prevent us from obtaining patent protection outside of the United States, which would have a material adverse effect on our business, financial condition and results of operations.
Changes to U.S. patent laws could materially reduce any value our patent portfolio may have.
The value of our patents depends in part on their duration. A shorter period of patent protection could lesson the value of our rights under any patents that may be obtained and may decrease revenues derived from its patents. The United States patent laws were amended in 1995 to change the term of patent protection 17 years from patent issuance to 20 years from the earliest effective filing date of the application. Because the time from filing to issuance of biotechnology applications may be more than three years depending on the subject matter, a 20-year patent term from the filing date may result in substantially shorter patent protection. This would shorten our period of patent exclusivity and may decrease the revenues that we might derive from the patents and the value of our patent portfolio.
We may not have adequate protection for our unpatented proprietary information, which could adversely affect our competitive position.
In addition to our patents, we also rely on trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain our competitive position. However, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose our technology. To protect our trade secrets, we may enter into confidentiality agreements with employees, consultants and potential collaborators. However, we may not have such agreements in place with all such parties and, where we do, these agreements may not provide meaningful protection of our trade secrets or adequate remedies in the event of unauthorized use or disclosure of such information. Also, our trade secrets or know-how may become known through other means or be independently discovered by our competitors. Any of these events could prevent us from developing or commercializing our product candidates.

We may be subject to claims that we or our employees have wrongfully used or disclosed alleged trade secrets of former employers.
As is commonplace in the biotechnology industry, we employ now, and may hire in the future, individuals who were previously employed at other biotechnology or pharmaceutical companies, including competitors or potential competitors. Although there are no claims currently pending against us, we may be subject to claims that we or certain employees have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and would be a significant distraction to management.
Risks Related To Our Securities
Our common stock price is volatile, our stock is highly illiquid, and any investment in our stock could decline substantially in value.
During the year ended December 31, 2007, our closing stock price has ranged from $1.00 to $2.75 with an average daily trading volume of 23,543 shares. In light of our small size and limited resources, as well as the uncertainties and risks that can affect our business and industry, our stock price is expected to continue to be highly volatile and can be subject to substantial drops, with or even in the absence of news affecting our business. The following factors, in addition to the other risk factors described in this prospectus, and the potentially low volume of trades in our common stock, may have a significant impact on the market price of our common stock, some of which are beyond our control:
•	results of pre-clinical studies and clinical trials;
•	commercial success of approved products;
•	corporate partnerships;
•	technological innovations by us or competitors;
•	changes in laws and government regulations both in the U.S. and overseas;
•	changes in key personnel at our company;
•	developments concerning proprietary rights, including patents and litigation matters;
•	public perception relating to the commercial value or safety of any of our product candidates;
•	future sales of our common stock;
•	future issuance of our common stock causing dilution;
•	anticipated or unanticipated changes in our financial performance; and
•	general trends related to the biopharmaceutical and biotechnological industries; and general conditions in the stock market.
The stock market in general has recently experienced relatively large price and volume fluctuations. In particular, the market prices of securities of smaller biotechnology companies have experienced dramatic fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of the common stock, which could cause a decline in the value of the common stock. You should also be aware that price volatility may be worse if the trading volume of the common stock remains limited or declines.
We have never paid dividends on our common stock.
We have paid no cash dividends on any of our classes of capital stock to date, and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any future debt or credit facility may preclude or limit our ability to pay any dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of potential gain for the foreseeable future.
Our principal stockholders have significant voting power and may take actions that may not be in the best interests of our other stockholders.
As of April 30, 2008, our officers, directors and principal stockholders together control approximately 53% of our outstanding common stock. Included in this group is Sigma-Tau and its affiliates which together hold outstanding shares representing approximately 41% of our outstanding common stock. Certain shares of common stock held by Sigma-Tau and its affiliates, representing approximately 13% of our outstanding common stock, are subject to voting agreements under which our Board controls the voting power of such stock. We cannot assure you that such voting agreements would prevent Sigma-Tau and its affiliates from taking actions not in your best interests and effectively exercising control over us. In addition, these voting agreements expire with respect to securities representing approximately 10% of our outstanding common stock on December 31, 2010, and with respect to securities representing 3% of our outstanding common stock on June 23, 2010. After such time, we will have no control over the voting of these securities, including with respect to the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interest of our other stockholders.
A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.
Currently, we are authorized to issue up to 100,000,000 shares of our common stock, and as of April 30, 2008, there were issued and outstanding 51,553,527 shares of our common stock. The authorized but unissued shares may be issued by us in such transactions and at such times as our Board considers appropriate, whether in public or private offerings, as stock splits or dividends or in connection with mergers and acquisitions or otherwise. Sales of a substantial number of shares of our common stock in the public market could harm the market price of our common stock. As of April 30, 2008, directors, officers and 10% stockholders hold 27,456,290 shares of our common stock and may sell such shares at their discretion subject to certain contractual and regulatory limitations.

The exercise of options and warrants and other issuances of shares of common stock or securities convertible into common stock will dilute your interest.
As of April 30, 2008, there were outstanding options to purchase an aggregate of 3,900,000 shares of our common stock at prices ranging from $0.28 per share to $3.80 per share, of which options to purchase 2,363,415 shares were exercisable as of such date. As of April 30, 2008, there were outstanding warrants to purchase 3,837,320 shares of our common stock, at a weighted average exercise price of $3.11. The exercise of options and warrants at prices below the market price of our common stock could adversely affect the price of shares of our common stock. Additional dilution may result from the issuance of shares of our capital stock in connection with collaborations or manufacturing arrangements or in connection with other financing efforts.
Any issuance of our common stock that is not made solely to then-existing stockholders proportionate to their interests (as in a stock dividend or stock split) will result in dilution to each stockholder by reducing his or her percentage ownership of the total outstanding shares. Moreover, to the extent that we issue options or warrants to purchase our common stock in the future and those options or warrants are exercised or we issue restricted stock, stockholders may experience further dilution. Holders of shares of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series.
In addition, certain warrants to purchase shares of our common stock currently contain an exercise price above the current market price for the common stock, or above-market warrants. As a result, these warrants may not be exercised prior to their expiration and we may not realize any proceeds from their exercise. On March 31, 2008, our board of directors elected to extend the expiration date to December 31, 2009, of certain above-market warrants. However, we cannot assure you that our board will elect to extend the expiration dates of these or any other above-market warrants in the future. Accordingly, these and other above-market warrants may expire unexercised and we may never realize proceeds from them.
Our certificate of incorporation, our rights agreement and Delaware law contain provisions that could discourage a takeover, even if such a transaction would be in your best interests.
Our certificate of incorporation provides our Board with the power to issue shares of preferred stock without stockholder approval. In addition, under our rights agreement, our Board has the discretion to issue certain rights to purchase our capital stock when a person acquires in excess of 25% of our outstanding common shares. These provisions may make it more difficult for stockholders to take corporate actions and may have the effect of delaying or preventing a change in control, even if such actions or change in control would be in your best interests. In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, or DGCL. Subject to specified exceptions, this section provides that a corporation may not engage in any business combination with any interested stockholder during the three-year period following the time that such stockholder becomes an interested stockholder. This provision could have the effect of delaying or preventing a change of control of our company. The foregoing factors could reduce the price that investors or an acquirer might be willing to pay in the future for shares of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may be identified by the words “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will,” “may” or other similar expressions. Forward-looking statements made or incorporated by reference in this prospectus include statements about:
•	the progress and timing of our research, development and clinical programs and the timing of regulatory activities;
•	the timing of the market introduction of our product candidates;
•	estimates of the dates by which we expect to report results of our clinical trials;
•	our ability to market, commercialize and achieve market acceptance for our product candidates;
•	uncertainties associated with obtaining and enforcing patents;
•	our estimates for future performance; and
•	our estimates regarding our capital requirements and our needs for, and ability to obtain, additional financing.
We cannot guarantee that we will achieve the plans, intentions or expectations expressed or implied in our forward-looking statements. There are a number of important factors that could cause actual results, levels of activity, performance or events to differ materially from those expressed or implied in the forward-looking statements we make, including those described under “Risk Factors” set forth above. In addition, any forward-looking statements we make in this document speak only as of the date of this document, and we do not intend to update any such forward-looking statements to reflect events or circumstances that occur after that date.

USE OF PROCEEDS
Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of our securities to further develop our clinical trials and for general corporate purposes. We are paying the expenses of registration of the shares being offered under this prospectus. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. We may also set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

DILUTION
We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:
•	the net tangible book value per share of our equity securities before and after the offering;
•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SECURITIES TO BE REGISTERED
Common Stock
The following summary description of our common stock is based on the provisions of our certificate of incorporation or bylaws and the applicable provisions of the DGCL. This information may not be complete in all respects and qualified entirely by reference to the provisions of our certificate of incorporation, bylaws and the DGCL. For information on how to obtain copies of our certificate of incorporation and bylaws, see the discussion below under the heading “Where You Can Find More Information.”
Authorized Capital. We currently have authority to issue up to 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, par value $0.001 per share. As of April 30, 2008, 51,553,527 shares of our common stock were issued and outstanding and none of our preferred stock was issued and outstanding.
Voting Rights. Each share of our common stock is entitled to one vote on all matters submitted to a vote at any meeting of shareholders. There is no cumulative voting.
Dividend and Liquidation Rights. Holders of our common stock are entitled to receive dividends when, as, and if declared by our Board out of funds legally available therefore and, upon liquidation, to receive pro rata all of our assets, if any, available for distribution after the payment of creditors. We have never paid any cash dividends on our common stock.
Preferred Stock. Our authorized capital stock includes 1,000,000 shares of preferred stock. We do not have any shares of preferred stock outstanding at the present time. Our Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of our preferred stock could have the effect of decreasing the trading price of our common stock, restricting dividends on our capital stock, diluting the voting power of our common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of our company.
Certain Repurchase Rights and Voting Restrictions. On February 29, 2008, we closed agreements with two affiliates of Sigma-Tau, each of which is an accredited investor, with respect to the sale of 5,000,000 shares of our common stock at a price per share of $1.00 for aggregate gross proceeds of $5,000,000. In connection with the offering, we also issued warrants to purchase an additional 1,000,000 shares of common stock with an exercise price of $1.60 per share. Under the terms of the offering, we may, in our sole discretion, repurchase the shares issued in the offering at any time until December 31, 2009, for $2.00 per share or, at any time between January 1, 2010 and December 31, 2010, for $2.50 per share. Our repurchase right terminates after December 31, 2010. In addition, these purchasers have agreed to vote the shares issued in the offering, and any additional shares issued pursuant to the exercise of the warrants issued in the offering, at the direction of our Board until December 31, 2010. The warrants have a term of three years. One-third of the warrants vested upon the closing of the offering, one-third is scheduled to vest on December 31, 2008, and one-third is scheduled to vest on December 31, 2009. However, should we repurchase all of the shares issued in the offering prior to December 31, 2009, any unvested warrants would terminate as of the date we complete the repurchase.
On June 23, 2005, we closed agreements with three affiliates of Sigma-Tau, each of which is an accredited investor, with respect to the sale of 1,538,461 shares of our common stock at a price per share of $3.25 for aggregate gross proceeds of $5,000,000. These purchasers have agreed to assign the right to vote the shares issued in the offering to the Company until June 23, 2010. At the end of this period, we, in our sole discretion, may repurchase for $5.00 per share the number of shares required to reduce the aggregate equity ownership of the purchasers to 30.1%.
Shareholders Rights Plan. Our Board adopted a Rights Agreement, dated April 29, 1994, as amended, often referred to as a “poison pill,” as a tool to prevent an unsolicited take over. In general, under our rights agreement, our Board has the discretion to issue certain rights to purchase our capital stock when a person acquires in excess of 25% of our outstanding common shares. These provisions may make it more difficult for stockholders to take corporate actions and may have the effect of delaying or preventing a change in control, even if such actions or change in control would be in your best interests.
Delaware Anti-Takeover Statute. We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, or DGCL. Subject to specified exceptions, this section provides that a corporation may not engage in any business combination with any interested stockholder during the three-year period following the time that such stockholder becomes an interested stockholder. This provision could have the effect of delaying or preventing a change of control of our company. The foregoing factors could reduce the price that investors or an acquirer might be willing to pay in the future for shares of our common stock.
Election and Removal of Directors. Our bylaws provide that the number of directors may be fixed by board resolution and pursuant to a resolution, our Board has set that number at six. Directors are elected by a plurality of the votes present at each annual meeting of our stockholders. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.
Board Meetings. Our bylaws provide that special meetings of the board of directors may be called by the chairman of the Board, the president or upon the written request of the number of directors constituting a quorum on at least 24 hours notice to each director.
Special Meetings of Stockholders. Our bylaws provide that special meetings of our stockholders may be called only by the Board, pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office, the chairman of the Board or the president.
Stockholder Action by Written Consent. Our bylaws provide for stockholder action by written consent wherea consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Requirements for Advance Notification of Stockholder Nomination and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors when nominating its director designees.
Indemnification of Officers and Directors. Our bylaws include provisions for the indemnification of our directors and officers to the fullest extent permitted by the DGCL. We also maintain director and officer liability insurance and intend to continue doing so, if available on reasonable terms.
Trading and Listing. Our common stock is listed on the American Stock Exchange under the trading symbol “RGN.”
Transfer Agent and Registrar. American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock.

Warrants
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.
General. We may issue warrants to purchase common stock. We may issue warrants to purchase common stock independently or together with common stock, and the warrants may be attached to or separate from the common stock.
We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. If we elect to do so, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants, to the extent we elect to use a warrant agent.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•	the offering price and aggregate number of warrants offered;

•	the exercise price of the warrants;

•	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of shares of common stock issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common stock purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants. Each warrant will entitle the holder to purchase the common stock at the exercise price that we describe in the applicable prospectus supplement.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration data that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent or to any other person indicated in the applicable prospectus supplement in immediately available funds, as provided in applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent or to any other person indicated in the applicable prospectus supplement.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other person indicated in the applicable prospectus supplement, we will issue and deliver the common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender a portion of the shares of common stock underlying the warrant as all or port of the exercise price for warrants.

PLAN OF DISTRIBUTION
The securities that may be offered by this prospectus may be sold:
•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.
Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. The compensation received may be in excess of customary discounts, concessions or commissions. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.
Each time the securities are offered by this prospectus, the prospectus supplement, if required, will set forth:
•	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

•	the terms of the offering;

•	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

•	any over-allotment option under which any underwriters may purchase additional securities from us;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	the anticipated date of delivery of the securities.
The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include crosses or block trades:
•	exchange offers or other transactions on the American Stock Exchange or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through put or call option transactions relating to the securities;

•	under delayed delivery contracts or other contractual commitments; or

•	a combination of such methods of sale.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the securities.
To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.
Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.
Our common stock is listed on the American Stock Exchange. Unless otherwise specified in the applicable prospectus supplement, each other class or series of securities issued will be a new issue with no established trading market. We may elect to list any other class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

LEGAL MATTERS
The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Cooley Godward Kronish LLP, Reston, VA.
EXPERTS
The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2007 have been audited by Reznick Group, P.C., independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D. C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers, such as RegeneRx Biopharmaceuticals, Inc. (http://www.sec.gov).
This prospectus “incorporates by reference” certain information that we have filed with the SEC under the Exchange Act. This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed on March 28, 2008, and amended on April 4, 2008;

•	Current Reports on Form 8-K filed on January 7, 2008, February 27, 2008, April 1, 2008 and April 4, 2008 (other than the portions of those documents furnished but deemed not to have been filed); and

•	The description of our common stock contained in our Registration Statement No. 33-9370, Amendment No. 1, filed with the SEC pursuant to Section 12 of the Exchange Act on November 26, 1986, including any further amendment or report filed hereafter for the purpose of updating such description.
You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to the termination of the offering will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.
We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Shareholders’ Relations, 3 Bethesda Metro Center, Suite 630, Bethesda, Maryland 20814, or you may call us at (301) 280-1992.
You should rely only on the information incorporated by reference or contained in this prospectus or any supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or any supplement that may have a later date. The selling stockholders are not making an offer of the common stock in any state where the offer is not permitted.
We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.

REGENERX BIOPHARMACEUTICALS, INC.
$60,000,000
Common Stock
Warrants
PROSPECTUS
May 16, 2008